EX 99.2

WEINBERG, ROGER & ROSENFELD
ASHLEY K. IKEDA 2955-0
JERRY P.S. CHANG 6671
Central Pacific Plaza
220 South King Street, Suite 901
Honolulu, HI 96813
Telephone: (808)528-8880
Facsimile: (808) 528-8881
aikeda@unioncounsel.net
jchang@unioncounsel.net

Attorneys for Plaintiffs Ian Bell and Marc D'Annunzio
ROBBINS LLP
BRIAN J. ROBBINS
CRAIG W. SMITH (pro hac vice)
SHANE P. SANDERS (pro hac vice)
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

Attorneys for Plaintiff Ian Bell

LAW OFFICES OF BETH A. KELLER, P.C.
BETH A. KELLER (pro hac vice)
118 N Bedford Rd Ste 100
Mount Kisco, NY 10549
Telephone: (914) 752-3040
bkeller@keller-lawfirm.com

Attorneys for Plaintiff Marc D'Annunzio
[Additional Counsel on Signature Page.]
[Caption on following page.]
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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF HAWAII

IN RE ECO SCIENCE SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Civil No. 1:17-00530-LEK-WRP (Consolidated with No. 1:18-cv-00016)
This Document Relates To: ALL ACTIONS	STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated September 21, 2020 (the "Stipulation"), is made and entered into by and among the following Settling Parties,1 by and through their respective counsel of record: (i) plaintiffs Ian Bell and Marc D'Annunzio ("Plaintiffs"), individually and derivatively on behalf of nominal defendant Eco Science Solutions, Inc. ("ESSI" or the "Company"); (ii) defendants Jeffery Taylor, Don Lee Taylor, L. John Lewis, S. Randall Oveson, and Gannon Giguiere (collectively, the "Individual Defendants"); and (iii) nominal defendant ESSI.  This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

I.	BACKGROUND
A.	Plaintiffs' Allegations

Plaintiffs allege that the Individual Defendants caused ESSI to make misleading statements about ESSI's business, operation, and prospects in order to inflate the stock price for their own benefits and disseminated false information concerning a proposed acquisition of Ga-Du Bank, Inc.  ESSI's purported dissemination of inadequate and inaccurate information concerning the proposed acquisition of Ga-Du Bank, Inc. prompted the U.S. Securities and Exchange Commission ("SEC") to suspend trading in ESSI stock.

B.	Relevant Procedural History

Plaintiff Ian Bell commenced this shareholder derivative action on behalf of ESSI by filing a complaint on October 20, 2017.  Plaintiff Marc D'Annunzio filed a shareholder derivative complaint based on similar allegations on January 11, 2018.  The cases were ordered consolidated on February 9, 2018.  Plaintiffs filed a consolidated complaint on February 23, 2018.2

On March 16, 2018, Defendants moved to dismiss or stay the Action.  Plaintiffs opposed the motion to stay.  Following briefing, the Court held a hearing on June 4, 2018, and on August 13, 2018 denied Defendants' motion.

On September 28, 2018, Defendants filed a motion to dismiss the consolidated complaint.  Rather than oppose the motion, Plaintiffs filed an Amended Complaint on December 10, 2018, adding additional factual allegations.

On January 29, 2019, Defendants filed a second motion to stay, which Plaintiffs opposed.  On April 26, 2019, after full briefing, the Court denied Defendants' second stay motion.

C.	Settlement Efforts

On December 18, 2018, Plaintiffs sent Defendants a comprehensive written settlement demand seeking monetary and non-monetary relief in the form of comprehensive Board of Directors (the "Board") structure, corporate governance and internal controls reforms designed to prevent recurrence of the alleged wrongdoing and to restore investor confidence in the rigor and independence of ESSI's board oversight and the integrity of its management and public disclosures.  Following a number of informal exchanges, on October 21, 2019, Plaintiffs sent a follow-up to their settlement demand, seeking information regarding ESSI's current financial condition and operations, any available insurance, and the Individual Defendants' finances.  Defendants sent a formal written response to Plaintiffs' settlement demand on October 31, 2019.

1 All capitalized terms not otherwise defined are defined in section IV.1.
2 Two other shareholder derivative actions were filed based on similar allegations: (i) Glorioso v. Taylor, et al., No. 17OC0001371B (Carson City Nev.) (the "Glorioso Action"); and (ii) Menos v. Taylor, et al., No. 3:17-cv-00662-LRH-VPC (D. Nev.) (the "Menos Action").  The Glorioso Action has been stayed since its inception and remains pending.  The Menos Action was voluntarily dismissed on March 3, 2020.  The parties agree that the entry of judgment in this Action would effectively terminate the Glorioso Action by operation of res judicata.
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Thereafter, the parties' counsel engaged in discussions concerning potential resolution of the Action.  After months of substantive exchanges, it became clear that the parties would require the assistance of a neutral to make further progress.  The parties agreed to participate in a formal settlement conference with Magistrate Judge Wes R. Porter.  The Court set a settlement conference on December 3, 2019.

In the lead up to the settlement conference, the parties exchanged numerous settlement communications addressing the economic and non-economic remedies Plaintiffs sought, including matters relating to the scope and contours of corporate governance reforms.  Defendants' Counsel provided information relating to insurance, ESSI's financial condition, and the Individual Defendants' ability to satisfy judgment.  The parties prepared and submitted to Judge Porter detailed settlement conference statements addressing the allegations, damages, potential defenses, and their respective views of how to address the major impediments to achieving a settlement.

On December 3, 2019, the parties participated in an in-person Settlement conference with Judge Porter in Honolulu, Hawaii.  In addition to counsel for the parties, plaintiff Ian Bell, a representative of the Individual Defendants, and ESSI's current Chief Operating Officer ("COO") attended the settlement conference.  With Judge Porter's assistance, the parties made substantial progress towards establishing a settlement framework.  But it was clear that the parties would need substantial additional time to address certain issues, and the settlement conference was adjourned.

Over the following five months, the parties continued to negotiate.  They exchanged drafts of corporate governance reforms and detailed settlement term sheet that included monetary and non-monetary components.  These exchanges led to a March 9, 2020, meeting of counsel at Greenberg Traurig LLP's San Francisco office, where the parties continued to make progress.

On April 15, 2020, counsel for the parties participated in a telephonic settlement conference with Judge Porter, which accelerated progress toward agreement on the material substantive terms of a settlement.  Following further discussions with Judge Porter and amongst counsel, on May 11, 2020, the parties finalized and executed a settlement term sheet reflecting the material substantive settlement terms, including a substantial pecuniary recovery and a comprehensive package of corporate governance therapeutics.  On May 12, 2020, the Settlement was read into the record before Judge Porter.

Thereafter, counsel for the parties commenced negotiations regarding a reasonable attorneys' fee and expense amount for Plaintiffs' Counsel in consideration for the substantial benefits secured through their litigation and settlement efforts.  Following several weeks of arm's-length negotiations facilitated by Judge Porter, the parties made progress but were unable to reach agreement.  Judge Porter made a double-blind mediator's recommendation, which all parties accepted on June 24, 2020.

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe the Action has substantial merit, and Plaintiffs' entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action.  Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals, and the uncertainties inherent in the continued prosecution of the claims through and any subsequent appeal, including problems of proof, overcoming available defenses, the difficulties of measuring and proving damages.  Plaintiffs also recognize the unique challenges in this Action of attempting to pursue claims on behalf of ESSI without damaging its financial viability, and of collecting on any damages that might be awarded at trial.  ESSI has virtually no cash and no directors' and officers' liability insurance.  Continued litigation threatened the Company's viability.  Even non-monetary remedial measures had to be subject to detailed implementation protocols to ensure their cost would not overwhelm the Company's limited human and financial resources.

Plaintiffs' Counsel conducted an extensive investigation and thorough evaluation of the relevant facts, law, and unique operational and financial issues bearing on settlement before agreeing to resolve this Action, including, inter alia: (i) reviewing ESSI's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing related business and financial media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto;
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(iv) preparing and filing derivative complaint(s); (v) conducting extensive damages analyses; (vi) evaluating stock awards made and putative debt obligations owed by ESSI to the Individual Defendants; (vii) evaluating the merits of, and the Defendants' potential liability in connection with certain related litigation and investigations; (viii) evaluating Defendants' motions to dismiss, and analyzing and incorporating the substantial additional information contained in related filings into a detailed Amended Complaint; (ix) evaluating ESSI's executive staff, board composition and corporate governance and internal controls, and identifying the governance structures and lapses in board oversight and controls that permitted the alleged wrongdoing to occur; (x) reviewing peer company and secondary sources to develop a comprehensive suite of proposed governance reforms; (xi) preparing a comprehensive monetary and non-monetary settlement demand based on the foregoing information; (xii) preparing detailed settlement conference statements for consideration by Judge Porter, which evaluated the claims, defenses and unique financial and operational considerations material to the settlement negotiations; (xiii) evaluating additional details regarding ESSI's current operations, financial condition, and debt obligations in meetings with Defendants' Counsel and ESSI's COO at the December 3, 2019 settlement conference; (xiv) considering the additional information supplied by Defendants' Counsel at the March 2019 in-person meeting; (xv) developing a detailed, phased corporate therapeutics implementation program tailored to the Company's unique operational and financial challenges based on additional information gleaned during in the course of settlement negotiations; and (xvi) developing a tailored pecuniary recovery plan tailored to address ESSI's unique financial and governance challenges.

Plaintiffs' Counsel's assessment of the facts, legal and financial issues material to their recommendation in favor of the Settlement was further honed and refined over the course of months of substantive written and verbal exchanges with Defendants, Defendants' Counsel and Judge Porter.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and the information material to developing a comprehensive remedial plan tailored to ESSI's circumstances, Plaintiffs and Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon ESSI and its shareholders and serves their best interests.  Accordingly, Plaintiffs have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action.  The Individual Defendants have expressly denied and continue to deny they made any misrepresentations or took any other wrongful actions in order to benefit themselves at the expense of ESSI's shareholders, or they have committed, threatened, or attempted to commit, any other violations of law, or breached any duty owed to ESSI including, but not limited to, all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.  Defendants are entering into this Settlement because it will eliminate the distraction, burden, and expense of further litigation and taking into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action.  ESSI's directors have unanimously determined that the Settlement confers substantial benefits on the Company, and that it is in the best interests of ESSI and its shareholders for the Action to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, and in addition to the terms defined elsewhere herein, the following terms have the meanings specified below:

1.1 "Action" means the consolidated derivative action styled as In re Eco Science Solutions, Inc. Shareholder Derivative Litigation, Lead Civil No. 1:17-cv-00530-LEK-WRP (D. Haw.) consolidated on February 9, 2018.
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1.2 "Amended Complaint" means the Verified Amended Consolidated Stockholder Derivative Complaint filed with the Court on December 10, 2018.

1.3 "Court" means the United States District Court for the District of Hawaii.

1.4 "Current ESSI Shareholders" means any Person who owned ESSI common stock as of the date of the execution of this Stipulation and continues to hold their ESSI common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of ESSI, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5 "Defendants" means, collectively, nominal defendant ESSI and the Individual Defendants.

1.6 "Defendants' Counsel" means the law firms Greenberg Traurig LLP and Miller Shea LLLC.

1.7 "Effective Date" means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.

1.8 "Effective Term" means a period of four years following final approval of the Settlement.

1.9 "Fee and Expense Amount" shall have the meaning defined in paragraph 4.1 herein.

1.10   "Final" means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the Court of Appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the Court of Appeals' decision affirming the Judgment or dismissing the appeal.  For purposes of this paragraph, an "appeal" shall not include any appeal that concerns only the issue of attorneys' fees and expenses.  Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys' fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.11 "Individual Defendants" mean Jeffery Taylor ("J. Taylor"), Don Lee Taylor ("D. Taylor"), L. John Lewis ("Lewis"), S. Randall Oveson ("Oveson"), and Gannon Giguiere ("Giguiere").

1.12 "Judgment" means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.13 "Notice" means the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit C.

1.14 "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15 "Plaintiffs" means, collectively, Ian Bell and Marc D'Annunzio.

1.16 "Plaintiffs' Counsel" means the law firms Robbins LLP; the Law Offices of Beth A. Keller, P.C.; Weinberg, Roger & Rosenfeld; and RM Law, P.C.

1.17 "ESSI" or the "Company" means nominal defendant ESSI, a Nevada corporation, and its officers, directors, employees, agents, affiliates, subsidiaries, predecessors, successors, and assigns.

1.18 "Related Persons" means: (i) with regard to any individual, his or her spouse, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to any entity, its respective past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns.

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1.19 "Released Claims" mean and include any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, whether based on federal, state, or local statutory or common law or any other law, rule or regulation, including potential or actual liabilities, known and Unknown Claims (as defined in paragraph 1.27 below), potential or actual, that were or could have been asserted derivatively on behalf of ESSI, by Plaintiffs, any other shareholder of ESSI or any Person standing or purporting to stand in ESSI's shoes, against any of the Released Persons that arise out of, concern or in any way relate to: (i) the allegations, transactions, facts, matters, events, disclosures, non-disclosures, statements, occurrences, representations, acts or omissions or failures to act that have been or could have been alleged or asserted in the Action; (ii) the Settlement, except for any claims to enforce the Settlement; or that (iii) would have been barred by res judicata had the Action been fully litigated to a final judgment.  Excluded from the term "Released Claims" are all claims alleged in the pending securities class action captioned In re Eco Science Solutions, Inc. Securities Litigation, Case No. 1:17-cv-03707 (D.N.J.).

1.20 "Released Defendants' Claims" mean all claims, including Unknown Claims (as defined in paragraph 1.27 below), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action; provided, however, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Settlement.

1.21 "Released Persons" mean collectively, ESSI, the Individual Defendants, and their Related Persons.  "Released Person" means, individually, any of the Released Persons.

1.22 "Releasing Parties" mean Plaintiffs, all other Current ESSI Shareholders, Plaintiffs' Counsel, and ESSI, and their Related Persons.  "Releasing Party" means, individually, any of the Releasing Parties.

1.23 "Settlement" means the settlement and compromise of the Action as provided for herein.

1.24 "Settlement Hearing" means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.25 "Settling Parties" mean, collectively, Plaintiffs and Defendants.  "Settling Party" means, individually, any of the Settling Parties.

1.26 "Summary Notice" means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit D.

1.27 "Unknown Claims" means any Released Claim(s) which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons.  With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, actual or potential, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

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2.	Terms of the Settlement
2.1	Economic Consideration:
(a) Defendant Giguiere shall make the following contributions to ESSI:  (i) Giguiere will release ESSI from any and all obligations to repay $1,500,000 loaned by Giguiere to ESSI, which shall be recognized and reported as a material taxable event to ESSI;  (ii) Giguiere will release ESSI from any and all obligations to pay interest, fees or penalties on any and all monies owed to Giguiere, and shall forgo any and all rights arising from any event of default under any loan agreement currently governing such indebtedness as of the date the Settlement is approved and will agree to enter into new loan agreements satisfactory to the Ombudsman and Giguiere; (iii) within five (5) days of final approval of the Settlement, Giguiere shall deliver 1,500,000 shares of ESSI common stock he presently owns to ESSI, which shall be held by the Company as treasury stock or cancelled, as determined by the Ombudsman (see paragraph 2.2 below); and (iv) any remaining shares of ESSI in excess of 1,500,000 shares owned by Giguiere will be held outside the control of Giguiere in a blind trust or other mechanism acceptable to the Ombudsman.  Giguiere shall be prohibited in perpetuity from acquiring any additional shares of ESSI common stock from any third party.  Giguiere shall be prohibited in perpetuity from acting as officer, director, employee, agent, of ESSI.  The Ombudsman (discussed at paragraph 2.2 below) may, in his or her discretion, retain Giguiere as a technology consultant or advisor to ESSI, but any compensation paid to Giguiere for such services must take the form of restricted stock units subject to a three-year vesting period and capped at a maximum of 1,500,000 shares, subject to the determination by the Ombudsman that it is necessary and would serve ESSI's best interests to relax one or both of these limitations.

(b) Within five (5) days of final approval of the Settlement, defendant J. Taylor shall deliver and forgo any interest whatsoever in 750,000 shares of ESSI common stock he presently owns to ESSI, which shall be held by the Company as treasury stock for at least one year following final approval of the Settlement or cancelled, as determined by the Ombudsman.  During the Effective Term, J. Taylor shall be prohibited from acquiring additional shares of ESSI stock, except as payment for services rendered to ESSI in amounts approved by the Ombudsman or the reconstituted Board (see paragraph 2.4 below).

(c) Defendant D. Taylor shall deliver and forgo any interest whatsoever in 750,000 shares of ESSI common stock he presently owns to ESSI, which shall be held by the Company as treasury stock for at least one year following final approval of the settlement or cancelled, as determined by the Ombudsman.  During the Effective Term, D. Taylor shall be prohibited from acquiring additional shares of ESSI stock, except as payment for services rendered to ESSI in amounts approved by the Ombudsman or the reconstituted Board.

(d) Defendant Lewis shall deliver and forgo any interest whatsoever in 250,000 shares of ESSI common stock he presently owns to ESSI, which shall be held by the Company as treasury stock for at least one year following final approval of the settlement or cancelled, as determined by the Ombudsman.  During the Effective Term, Lewis shall be prohibited from acquiring additional shares of ESSI stock, except as payment for services rendered to ESSI in amounts approved by the Ombudsman or the reconstituted Board.

(e) Defendant Oveson shall deliver and forgo any interest whatsoever in 250,000 shares of ESSI common stock he presently owns to ESSI, which shall be held by the Company as treasury stock for at least one year following final approval of the settlement or cancelled, as determined by the Ombudsman.  During the Effective Term, Oveson shall be prohibited from acquiring additional shares of ESSI stock, except as payment for services rendered to ESSI in amounts approved by the Ombudsman or the reconstituted Board.

2.2	Ombudsman:

Coterminous with the date of final approval of the Settlement, A. Carl Mudd ("Mudd") shall report to and be deemed appointed by order of the District Court, and with the agreement and consent of J. Taylor, D. Taylor, and the current COO, as Ombudsman and Chairman of the Board, to whom is delegated all necessary powers and plenary authority of the Board to ensure the full and faithful adoption, implementation, and operation of the corporate governance reforms set forth in Exhibit A hereto (the "Governance Reforms").  The Ombudsman shall retain these powers and authority for the duration of the Effective Term, or until the Board is fully reconstituted as set forth in paragraph 2.4, below, at which time these powers and plenary authority shall revert to the Board.  Mudd shall continue to serve as Chairman of the Board for the entire Effective Term.  In the event Mudd is unwilling or unable to so serve, the remaining members of the reconstituted Board shall take all necessary steps to recruit, vet, and appoint a new independent (as defined by Nasdaq, Inc. Listing Rule 5605(a)(2)) non-employee director with similar background and qualifications, who shall stand for election at the next regularly scheduled meeting of the shareholders.  Pursuant to the Judgment (attached hereto as Exhibit E), in connection with his role as Ombudsman, Mr. Mudd shall be afforded the maximum legal protections that may be afforded to individuals serving as "special masters" appointed by this Court under Rule 53 of the Federal Rules of Civil Procedure.

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2.3	Corporate Governance Reforms and Funding Commitment:

(a) ESSI shall fully implement the Governance Reforms within two years of the final approval of the Settlement, unless the Ombudsman or reconstituted Board determines that it would be financially impracticable or contrary to ESSI and its shareholders' best interests to attempt to implement particular elements of the Governance Reforms at that time.  The Governance Reforms shall be maintained for not less than three (3) years following the Ombudsman's or reconstituted Board's certification that the Governance Reforms have been fully implemented or determination that it would be financially impracticable or contrary to ESSI and its shareholders' best interests to continue to maintain any of the Governance Reforms.  In the event of any such determinations, the Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's Annual Report on Form 10-K filed with the SEC, detailing the bases for the Ombudsman's or Board's findings and determinations, and a plan and schedule for completing the implementation of the Governance Reforms and/or for adopting and maintaining substitute corporate governance provisions designed and intended to accomplish the same purposes as measures determined to financially impracticable or contrary to the Company's and its shareholders' best interests.

(b) Following the final approval of the Settlement and throughout the Effective Term, ESSI shall dedicate not less than 15% of such revenue, debt raised, or equity infused (regardless of source, but apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees) toward achieving the agreed-upon objectives and implementation and maintenance of the Governance Reforms.  Upon attainment of $10,000,000 in cash collected from revenue, debt, or equity, the Company shall dedicate a minimum of 18% of such revenue, debt raised, or equity infused (apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees).  These minimum contributions may be adjusted upward as deemed necessary and appropriate by the Ombudsman.  The Ombudsman must exercise his/her discretion to ensure the implementation of the Governance Reforms to the greatest extent permitted by available resources, whether or not cash on hand meets the foregoing thresholds.  The Ombudsman's findings and determinations with respect to the Governance Reform Funding Commitment shall be recorded in resolutions and minutes of the proceedings of the Board.

(c) The Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's Annual Report on Form 10-K filed with the SEC and on the investor relations page of ESSI's web site, setting forth, inter alia: (i) the Company's progress in implementing the Governance Reforms; (ii) the Company's plans, anticipated schedule and budget for achieving the complete implementation of the Governance Reforms; (iii) any findings and determinations that certain provisions of the Governance Reforms should not be implemented or maintained; (iv) the total amount and percentage of corporate funds being spent on implementation and maintenance of the Governance Reforms, and how such funds were spent; (v) whether thresholds for the Governance Reform Funding Commitment have been met or exceeded and changes in budgets and planning to meet the mandatory contribution requirements; and (vi) the status of the Company's efforts to obtain directors' and officers' insurance ("D&O Insurance") and the amount of D&O Insurance, if any, the Company has secured.

(d) In implementing the Governance Reforms, priority shall be given to recruiting, vetting, and appointing two new independent, non-employee directors to reconstitute the Board, and securing D&O Insurance, as set forth in paragraph 2.4 below.

2.4	Reconstitution of the Board

(a) Within thirty (30) days of final approval of the Settlement, D. Taylor shall resign from the Board, and shall not be appointed or seek election to the Board for the Effective Term.  He will assume the position of Executive Director of Festivals and relinquish all other executive functions.

(b) Immediately upon final approval of the Settlement, J. Taylor will be deemed to have relinquished chairmanship of the Board, which shall be assumed by the Ombudsman.  J. Taylor may continue to serve on the Board.

(c) Within thirty (30) days of final approval of the Settlement, Lewis will resign from the Board, and not be appointed or seek election to the Board or to any executive office for the Effective Term.
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(d) The Ombudsman shall take all necessary and advisable steps to recruit, vet and appoint at least two new, independent non-employee directors to the Board as soon as financially practicable.

(e) In addition, the Ombudsman shall take all necessary and advisable steps to obtain D&O Insurance sufficient to protect the Company's interests and to make ESSI attractive to qualified persons to serve as directors and executives of the Company, including obtaining quotes, having a policy prepared, and evaluating the appropriate scope, terms and conditions, and amounts of coverage.  The Company shall secure at least three (3) quotes for D&O Insurance within ninety (90) days of final approval of the settlement.  The Ombudsman shall have full authority to determine if and when the Company purchases D&O Insurance based on cost considerations, benefits to the Company of having insurance (e.g., to attract qualified directors and executives), protecting the interests of the Company's shareholders, and any other relevant considerations as determined by the Ombudsman.  Once financially feasible, as determined by the Ombudsman, the policy will be bound.  The Ombudsman's annual report to shareholders shall address describe the Ombudsman's efforts to secure D&O insurance, including whether any such policies have been bound, and if not, why not.

2.5 ESSI acknowledges and agrees that the economic and non-monetary consideration accorded to ESSI in connection with the Settlement is a result of Plaintiffs' litigation and settlement efforts in the Action; that this consideration confers substantial benefits on the Company and its shareholders; and that the Settlement is fair, reasonable and in the best interests of the Company and its shareholders.

3.	Approval and Notice

3.1 Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing Notice of the Settlement to Current ESSI Shareholders; and (iii) a date for the Settlement Hearing.

3.2 Notice to Current ESSI Shareholders shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions ("Notice"), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as a Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action ("Summary Notice"), substantially in the form attached hereto as Exhibit D.

3.3 ESSI shall undertake the administrative responsibility for providing notice to Current ESSI Shareholders and shall be solely responsible for paying the costs and expenses related to providing the notice provided for herein or any other form or means of notice as may be ordered by the Court to its shareholders.  Within ten (10) business days after the entry of the Preliminary Approval Order, ESSI shall cause (a) the Stipulation of Settlement and long-form notice to be filed with the SEC on Form 8-K with an accompanying press release; (b) publication of the short-form notice once in the national edition of Investor's Business Daily; and (c) publication of the Stipulation of Settlement and the long-form notice on an internet page that ESSI shall create for this purpose, the address of which shall also be featured on the long-form and the short-form notices.  The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current ESSI Shareholders pursuant to applicable law and due process.  Prior to the Settlement Hearing, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice.

3.4 Pending the Court's determination as to final approval of the Settlement, Plaintiffs' Counsel, Plaintiffs and other current ESSI shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution or continued prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Attorneys' Fees and Expenses

4.1 In recognition of the substantial benefits conferred upon ESSI as a direct result of the prosecution and Settlement of the Action, in accordance with the mediator's proposal made by Judge Porter, and subject to Court approval, the Company has agreed to and shall pay Plaintiffs' Counsel: (i) USD $350,000, which shall be paid in accordance with the terms of the promissory note ("Note") attached hereto as Exhibit F, which shall be executed by ESSI, delivered to Plaintiffs' Counsel, and duly recorded and filed in the appropriate public register within seven (7) days of the entry of Judgment; and (ii) 1.4 million shares of unregistered ESSI stock (together, the "Fee and Expense Amount").  The stock to be transferred to Plaintiffs' Counsel hereunder shall be subject only to a legend restricting sale for one year following transfer to Plaintiffs' Counsel by ESSI, pursuant to Rule 144's one-year holding period for unregistered stock held by non-affiliates.  17 CFR §230.144.  Defendants acknowledge and agree that none of Plaintiffs or Plaintiffs' Counsel are affiliates under Rule 144.  ESSI agrees that one year after transfer, the shares will become freely tradable.  ESSI agrees to take all steps as may be necessary to lift, confirm, certify and/or document the absence of any restriction.
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4.2 The Fee and Expense Amount shall constitute final and complete payment for Plaintiffs' attorneys' fees and expenses that have been incurred or will be incurred in connection with the Action.

4.3 Plaintiffs' Counsel shall allocate the Fee and Expense Amount among themselves.  Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys' fees among Plaintiffs' Counsel and/or to any other person who may assert some claim thereto, except as otherwise agreed to in writing.  Plaintiffs' Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be addressed in mediation with an agreed upon mediator, and, if necessary, finally decided and resolved by the mediator.  The mediator's fees and costs shall be borne solely by Plaintiffs' Counsel, and allocated among Plaintiffs' Counsel by agreement or as finally determined by the mediator.  Any dispute regarding any allocation of fees or expenses among Plaintiffs' Counsel shall have no effect on the Settlement.

4.4 In the event that the Judgment fails to become Final as defined in paragraph 6 herein, then it shall be the obligation of Plaintiffs' Counsel to make appropriate refunds or repayments to the Company of any portion of attorneys' fees and expenses previously paid within fifteen (15) business days from receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction.

5.	Releases

5.1 Upon the Effective Date, the Releasing Parties shall be deemed to have (and by operation of the Judgment in the Action shall have) fully, finally, and forever settled, released, relinquished, discharged and dismissed with prejudice any and all of the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons, and shall forever be barred and enjoined form initiating, instituting, commencing, maintaining, or prosecuting or continuing to prosecute any and all Released Claims against any of the Released Parties.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2 Upon the Effective Date, each of the Defendants and their Related Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs' Counsel and their Related Persons from the Released Defendants' Claims, including all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.3 The Parties will seek entry of Judgment by the Court, dismissing the Action with prejudice and barring any Released Claims.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

(a) Board approval of the Settlement, which ESSI's counsel represents has already been accomplished;

(b) Court approval of the Settlement and approval of the content and method of providing Notice of the proposed Settlement to Current ESSI Shareholders, and the subsequent dissemination of the Notice to Current ESSI Shareholders;

(c) Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided herein;

(d) the completion of all requisite steps relating to the Fee and Expense Amount, in accordance with and as outlined in paragraph 4.1; and

(e) the passing of the date upon which the Judgment becomes Final.
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6.2 If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of September 21, 2020; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) any portion of the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned within thirty (30) calendar days and the Note shall be deemed cancelled; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.  In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.

7.	Miscellaneous Provisions

7.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Settlement is not to be conditioned upon the obtaining of, or judicial approval of, any releases between or among any settling defendants and/or any third parties.

7.4 The Settlement is not conditioned upon the settlement, or the approval of the settlement, of any other lawsuits or claims.

7.5 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action.  The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense.  The Settling Parties will request that the Judgment in the Action contain a finding that during the course of the litigation, including the filing of the complaints, the parties and their counsel at all times complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws and/or rules governing professional conduct.

7.6 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action.  The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other civil, criminal, or administrative action or proceeding in any court, administrative agency or any other tribunal, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement , for any purpose other than as provided expressly herein.  Any of the Released Parties may file the Stipulation or Judgement in any action that has been or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
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7.7 This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.8 This Stipulation shall be deemed drafted equally by all Settling Parties.

7.9 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.10   Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.11   The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.12   This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.13   In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.14   This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files.  Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.15   This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.

7.16   Any dispute arising out of or relating to the Settlement shall be resolved by an agreed-upon mediator, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution by such mediator.

7.17   The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court's Judgment, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.
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IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Dated: _____________, 2020	WEINBERG, ROGER & ROSENFELD

ASHLEY K. IKEDA (2955-0)
JERRY P.S. CHANG (6671)
Central Pacific Plaza
220 South King Street, Suite 901
Honolulu, HI 96813
Telephone: (808)528-8880
Facsimile: (808) 528-8881
E-mail: aikeda@unioncounsel.net
jchang@unioncounsel.net

Attorneys for Plaintiffs Ian Bell and Marc D'Annunzio

Dated: _____________, 2020	ROBBINS LLP

BRIAN J. ROBBINS
CRAIG W. SMITH (pro hac vice)
SHANE P. SANDERS (pro hac vice)
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

RM LAW, P.C.
RICHARD A. MANISKAS (pro hac vice)
1055 Westlakes Drive, Suite 3112
Berwyn, PA 19312
Telephone: (484) 324-6800
Facsimile: (484) 631-1305
E-mail: rmaniskas@rmclasslaw.com

Attorneys for Plaintiff Ian Bell

Dated: _____________, 2020	LAW OFFICES OF BETH A. KELLER, P.C.
BETH A. KELLER (pro hac vice) 118 N Bedford Rd Ste 100 Mount Kisco, NY 10549 Telephone: (914) 752-3040 E-mail: bkeller@keller-lawfirm.com Attorneys for Plaintiff Marc D'Annunzio

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Dated: _____________, 2020	GREENBERG TRAURIG, LLP
JOEL MAX EADS (pro hac vice)

KATHLEEN M. KLINE (pro hac vice)
1717 Arch Street, Suite 400
Philadelphia, PA 19103
Telephone: (215) 988-7856
Facsimile: (215) 988-7801
E-mail: eadsj@gtlaw.com
klineka@gtlaw.com

MIRIAM G. BAHCALL (pro hac vice)
77 West Wacker Drive, Suite 3100
Chicago, IL  60601
Telephone: (312) 476-5135
Facsimile: (312) 988-0437
E-mail: bahcallm@gtlaw.com

MILLER SHEA LLLC PATRICK K. SHEA (8387) 1001 Bishop Street, Suite 2925 Honolulu, HI 96813 Telephone: (808) 536-2442 E-mail: patrick@millershealaw.com
Attorneys for Defendants Jeffery Taylor, Don Lee Taylor, L. John Lewis, S. Randall Oveson, Gannon Giguiere and Eco Science Solutions, Inc.

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EXHIBIT A - CORPORATE GOVERNANCE REFORM TERM SHEET

Eco Science Solutions, Inc. ("Eco Science" or the "Company") shall fully implement the Governance Reforms detailed herein (the "Governance Reforms") within two (2) years of the Effective Date, unless the Ombudsman or reconstituted Board of Directors (the "Board") (as defined in paragraph 6 of the Term Sheet) determines that it would be financially impracticable or contrary to Eco Science and its shareholders' best interests to attempt to implement particular elements of the Governance Reforms at that time or during the Effective Term.  The Governance Reforms shall be maintained for not less than three years following the Ombudsman's or reconstituted Board's certification that the Governance Reforms have been fully implemented, unless the Ombudsman or reconstituted Board determines that it would be financially impracticable or contrary to Eco Science and its shareholders' best interests to continue to maintain any of the Governance Reforms.  In the event of any such determinations, the Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's annual Form 10-K filed with the SEC, detailing the bases for the Ombudsman's or Board's findings and determinations, and a plan and schedule for completing the implementation of the Governance Reforms and/or for adopting and maintaining substitute corporate governance provisions designed and intended to accomplish the same purposes as measures determined to financially impracticable or contrary to the Company's and its shareholders' best interests.

Following the Effective Date and throughout the Effective Term, Eco Science shall dedicate not less than 15% of such revenue, debt raised, or equity infused (regardless of source, but apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees) toward achieving the agreed-upon objectives and implementation and maintenance of the Governance Reforms.  Upon attainment of $10,000,000 in cash collected from revenue, debt, or equity, the Company shall dedicate a minimum of 18% of such revenue, debt raised, or equity infused (apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees).  These minimum contributions may be adjusted upward as deemed necessary and appropriate by the Ombudsman.  The Ombudsman must exercise his/her discretion to ensure the implementation of the Governance Reforms to the greatest extent permitted by available resources, whether or not cash on hand meets the foregoing thresholds.  The Ombudsman's findings and determinations with respect to the Governance Reform Funding Commitment shall be recorded in resolutions and minutes of the proceedings of the Board.

The Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's annual Form 10-K filed with the SEC and on the investor relations page of Eco Science's web site, setting forth, inter alia: (i) the Company's progress in implementing the Governance Reforms; (ii) the Company's plans, anticipated schedule and budget for achieving the complete implementation of the Governance Reforms; (iii) any findings and determinations that certain provisions of the Governance Reforms should not be implemented or maintained; (iv) the total amount and percentage of corporate funds being spent on implementation and maintenance of the Governance Reforms, and how such funds were spent; (v) whether thresholds for the Governance Reform Funding Commitment have been met or exceeded and changes in budgets and planning to meet the mandatory contribution requirements; and (vi) the status of the Company's efforts to obtain directors' and officers' insurance ("D&O Insurance") and the amount of D&O Insurance, if any, the Company has secured.

I.	PHASE 1 – PRIORITY GOVERNANCE REFORMS

As soon as is practicable, as determined in the good faith judgment of the Ombudsman and/or the reconstituted Board, and in accordance with the Term Sheet and the terms set forth herein, the Company shall implement the following priority corporate governance measures and maintain them for a minimum period of three (3) years following the Ombudsman's or reconstituted Board's certification that the reforms have been fully implemented unless the Ombudsman and/or the reconstituted Board determines that it is not in best interests of the company’s shareholders to implement or maintain one or more of these reforms:
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A.	Directors' and Officers' Insurance

1. The Ombudsman shall take all necessary and advisable steps to obtain D&O Insurance sufficient to protect the Company's interests and to make Eco Science attractive to qualified persons to serve as directors and executives of the Company, including obtaining quotes, having a policy prepared, and evaluating the appropriate scope, terms and conditions, and amounts of coverage.

2. The Company shall secure at least three (3) quotes for D&O Insurance within ninety (90) days of final approval of the settlement.

3. The Ombudsman shall have full authority to determine if and when the Company purchases D&O Insurance based on cost considerations, benefits to the Company of having insurance (e.g., to attract qualified directors and executives), protecting the interests of the Company's shareholders, and any other relevant considerations as determined by the Ombudsman.

4. Once financially feasible, as determined by the Ombudsman, the policy will be bound.

B.	Appointment of Two New, Independent Directors

The Ombudsman shall lead the Company's effort to identify candidates for the appointment of two (2) new independent non-employee directors to Eco Science's Board (the "Independent Directors").  The procedure for identifying candidates shall be as follows:

1. The Ombudsman shall establish an objective set of criteria and personal qualifications for nominees, including compliance with the independence requirements set forth herein below.

2. The Ombudsman shall identify not less than five (5) qualified candidates for potential nomination.  The Ombudsman shall evaluate the qualified candidates and select two (2) of those candidates to serve on the Board until the next regularly scheduled annual meeting, at which time the Board shall solicit their re-election via proxy, subject only to a candidates' withdrawal or mis-, mal-, or non-feasance, in which event a new nominee shall be selected from along the remaining individuals identified as potential candidates.

3. The two (2) new Independent Directors shall be appointed as the members of the new Governance Committee, discussed below in Section I.C.

4. The Ombudsman shall serve as Chairman of the Board for the entire Effective Term.  In the event the Ombudsman is unwilling or unable to so serve, the remaining members of the reconstituted Board shall take all necessary steps to recruit, vet, and appoint a new independent (as defined by Nasdaq, Inc. Listing Rule 5605(a)(2)) non-employee director with similar background and qualifications, who shall stand for election at the next regularly scheduled meeting of the shareholders.

C.	Creation of a Board-Level Governance Committee

1. Purpose: Upon the appointment of the two (2) new Independent Directors (as described in section I.B.), a new governance committee will be constituted by the Independent Directors.  The purpose of the Governance Committee shall be to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; to advise the Board with respect to Board composition, compensation, procedures and committees; and to recommend to the Board a set of written Corporate Governance Guidelines and a Code of Ethics.
2. Membership: The Governance Committee shall consist of three (3) directors, each of whom has been determined to qualify as an independent director.

3. Duties and Responsibilities:  The Governance Committee is responsible for:

Nominations to the Board

(a)
  identifying criteria for selecting new directors.  Such criteria shall include the independence of director candidates, possession of such knowledge, experience, skills, expertise and diversity as may enhance the Board's ability to manage and direct the affairs and business of the Company, including the ability of committees of the Board to fulfill their duties;

(b)	recommending to the Board director nominees for election by the shareholders or appointment by the Board pursuant to the By-Laws of the Company;
(c)
  reviewing the suitability for continued service as a director of each Board member when his/her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

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Corporate Governance

(d)
  periodically reviewing the Corporate Governance section of the Company's website to ensure public access to, at a minimum: (1) biographical information regarding the Company's officers and directors sufficient to ascertain his/her qualifications; (2) committee charters; (3) the Company's Corporate Governance Guidelines; and (4) the Code of Ethics.  The Governance Committee shall annually evaluate the Corporate Governance section of the website to determine whether the posting of additional policies and procedures is appropriate;

(e)
  developing and recommending to the Board a set of Corporate Governance Guidelines applicable to the Company, which shall be consistent with any applicable laws, regulations and listing standards and address the matters discussed supra at E;

(f)	reviewing periodically, and at least annually, the Corporate Governance Guidelines and Code of Ethics adopted by the Board;
(g)
  monitoring emerging corporate governance trends and overseeing and evaluating the Company's corporate governance policies and programs and recommend to the Board such changes the Company believes necessary or desirable;

Non-Employee Director Compensation

(h)	evaluating and making recommendations to the Board regarding the compensation and benefits for non-employee directors;
Additional Authority and Operation

(i)	maintaining the Governance Committee Charter on the Company's website;
(j)	retaining legal or other consultants, including search firms to identify director candidates;
(k)
  requesting that any of the Company's officers, employees and/or directors, outside counsel or other consultants attend a meeting of the Governance Committee or meet with any of the Governance Committee's members or consultants; and

Meetings:  The Committee shall meet at least two (2) times annually or more frequently as circumstances require.

D.	Adoption of Written Corporate Governance Guidelines and Code of Ethics
The Board will adopt and publish on in the Investor Relations section of its website under a "Corporate Governance" tab, written Corporate Governance Guidelines and a Code of Ethics which memorialize the values and philosophy of Eco Science and contain the Company's policies, guidelines, principles of conduct and best practices for the benefit of Eco Science's employees, officers and directors.

1. Content of the Corporate Governance Guidelines:  At a minimum, the Corporate Governance Guidelines shall include discussion of the following:

(a)	Board composition requirements;
(b)	Director qualification standards;
(c)	Director responsibilities;

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(d)	Director access to management and, as necessary and appropriate, independent advisors;
(e)	Director compensation, including principles for determining the form and amount of director compensation, and for reviewing those principles at least annually;
(f)	Director orientation and Director Continuing Education (discussed below); and
(g)	Management succession.

2. Content of the Code of Ethics: At a minimum, the Code of Ethics shall include a discussion of the following:

(a)	compliance with laws, rules and regulations;
(b)	conflicts of interest;
(c)	usurping of corporate opportunities;
(d)	confidential information obligations;
(e)	fair dealing;
(f)	insider trading;
(g)	investor and media relations policies and procedures;
(h)	reporting violations of the Code of Ethics; and
(i)	consequences of violation of the Corporate Governance Guidelines and/or Code of Ethics.
E.	Creation of an Audit Committee

Eco Science shall establish an Audit Committee for the purpose of overseeing the financial reporting processes, the audits of the financial statements of the Company, and its financial risk management policies and controls.

1. Purpose:  The Audit Committee shall have the following purpose:

(a)
  The Committee will provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to: (1) the integrity of the Company's financial statements; (2) the effectiveness of the Company's internal control over financial reporting; (3) the Company's compliance with legal and regulatory requirements; (4) the independent auditor's qualifications and independence; and (5) the performance of the Company's internal audit function (if any) and  independent auditor.

(b)
  The Audit Committee will prepare the Audit Committee report that U.S. Securities and Exchange Commission ("SEC") proxy rules require to be included in the Company's annual proxy statement.  In fulfilling its purpose, the Audit Committee is responsible for maintaining free and open communication between itself, the independent auditor, the internal auditor (if any) and management of the Company, and for determining that all parties are aware of their responsibilities.

2. Membership:  The Audit Committee shall consist of three independent directors as defined herein and shall appoint a Chair from among its members.  Each member of the Audit Committee shall be financially literate and have substantial knowledge and experience regarding Generally Accepted Accounting Principles ("GAAP") and financial reporting guidelines required by the SEC.  At least one member of the Audit Committee shall be an "audit-committee financial expert," as defined by the SEC rules. The Audit Committee should utilize independent outside auditors to ensure that members have sufficient financial expertise.

3. Duties and Responsibilities:  The Audit Committee is responsible for:

Risk Management and Controls

(a)
  overseeing the Company's policies on risk assessment and risk management, including the risk of fraud and discussing the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

(b)	reviewing with senior management the Company's antifraud programs and controls;
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Financial Reporting and Disclosure

(c)	overseeing the appropriateness of the accounting principles and reporting policies that are used by the Company;
(d)
  reviewing and discussing the quarterly financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditor prior to the filing of the Company's Quarterly Report on Form 10-Q;

(e)
  establishing and maintaining internal control over financial reporting including: (1) a review of the financial statements for major issues regarding accounting principles such as significant changes in the Company's selection or application of accounting principles, major issues as to the adequacy and effectiveness of the Company's internal controls over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (2) discussions with management and the independent auditor regarding significant financial reporting issues and judgments made about the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the financial statements; (3) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (4) consideration of the judgment of management and the independent auditor about the quality, not just the acceptability, of accounting principles; and (5) the completeness and clarity of the disclosures in the financial statements;

(f)
  reviewing and discussing with the independent auditor and management, before the filing of the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), (1) Management's Discussion and Analysis of Financial Condition and Results of Operations, (2) all critical accounting policies and practices of the Company, and (3) all material written communications between the independent auditor and management;

(g)
  maintaining a written policy and set of procedures regarding related party transactions and for reviewing, and approving if appropriate, all related party transactions required to be disclosed according to SEC Regulation S-K, Item 404.  The Audit Committee shall discuss with management the business rationale for the transactions and whether appropriate disclosures have been made;

(h)	reviewing and discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
(i)
  reviewing and discussing with management and the internal auditors, management's process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX"), including any material weaknesses or significant deficiencies identified;

(j)
  reviewing management's report on its assessment of the effectiveness of internal control over financial reporting at the end of each fiscal year and the independent auditor's report on the effectiveness of internal control over financial reporting;

(k)
  discussing with the independent auditor the characterization of deficiencies in internal control over financial reporting and discuss with management, management's remediation plan to address internal control deficiencies.  The Audit Committee shall review for accuracy, clarity and completeness, disclosures describing any identified material weaknesses and management's remediation plans;

(l)
  overseeing the process for performing required quarterly certifications under Section 302 of the SOX, including the evaluation of the effectiveness of disclosure controls by the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO");

Independent Auditor Oversight and Responsibilities

(m)
  overseeing the appointment, compensation, retention and work of the independent auditor in preparing or issuing an audit report, performing any other audit, review or attest services for the Company.  The independent auditor must report directly to the Audit Committee;

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(n)
  determining the appropriate funding needed for payment of compensation to the independent auditor engaged for preparing or issuing audit reports or performing other audit, review or attest services for the Company;

(o)
  the Audit Committee shall obtain and review, at least annually, a report by the independent auditor describing: (1) the firm's internal quality control procedures; (2) any material issues raised by the most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to any independent audits carried out by the firm, and any steps taken to address such issues; (3) all relationships between the independent auditor and the Company to assess the auditors' independence;

(p)	approving all audit and non-audit services providing by the independent auditor;
(q)
  reviewing with the independent auditor any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditor's activities or access to requested information, and management's response.  The Committee should review differences that were noted or proposed by the auditors, but were passed (as immaterial or otherwise) and any management or internal control letter issued, or proposed to be issued, by the audit firm to the Company that is in addition to its audit report on the effectiveness of internal control over financial reporting;

Compliance Oversight

(r)	reviewing the Company's compliance and ethics programs, including legal and regulatory requirements, and review with management its periodic evaluation of the effectiveness of such programs;
(s)	reviewing the Company's Code of Conduct and programs that management has established to monitor compliance with such code;
(t)	receiving and reviewing any corporate attorneys' reports of material violation of securities laws or breaches of fiduciary duty by the Company;
(u)
  establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

Additional Authority and Operation

(v)
  retaining outside counsel, accountants, experts and other advisors that it deems appropriate to assist the Audit Committee in performing its functions.  The Committee shall be provided with appropriate funding, as determined by the Committee, for payment of compensation to such outside counsel, accountants, experts and other advisors;

(w)
  performing any evaluation of its performance at least annually to determine whether the Audit Committee is functioning effectively, including discussing with the independent auditor the accountants' observations related to the effectiveness of the Audit Committee;

(x)	maintaining the Audit Committee Charter in the Investor Relations section of the Company's website under a tab titled "Corporate Governance"; and
(y)	investigating any matter brought to its attention with full access to all Company books, records and personnel, using special counsel or outside experts when necessary or appropriate.
4. Meetings:  The Audit Committee must meet a minimum of eight (8) times per year and record and maintain meeting minutes regarding such meetings, including any materials, exhibits and attachments therewith.  To the extent necessary to fulfill its duties and responsibilities, the Audit Committee's meetings shall include the participation of independent auditors, management, the internal auditors, and/or outside consultants engaged in the review of Company financial reporting.
6

5. Reporting:  The Audit Committee shall report directly to the entire Board at least quarterly to relay information summarizing all significant findings concerning the integrity of the Company's financial statements, the effectiveness of the Company's internal controls over financial reporting, compliance with legal and regulatory requirements and any material risk issues.  The Audit Committee shall also provide the Board with all meeting minutes, materials, exhibits and attachments.

F.	Enhanced Board Independence

6. Separation of Chief Executive Officer and Board Chair Positions:  To provide proper oversight of management, the Board will adopt a resolution providing that the positions of the CEO and Board Chair shall be separate at all times, and that the Chair shall be an independent director.  The Chair shall be subject to election by the shareholders as a member of the Board every three (3) years.

7. Limits on Number of Boards: A member of the Board may only serve on the boards of no more than two other publicly-traded companies.  Members of the Board who are retired from full-time employment may serve on the boards of no more than four other publicly-traded companies.

8. Director Independence:  Once the Board has been reconstituted per section I.B. herein, at least a majority of the members of the Board shall be "Independent Directors," which means that they meet the following requirements:

(a)  satisfy NASDAQ Rule 5605(a)(2) "independence" requirements;

(b)	have not been employed by the Company, its subsidiaries, affiliates, or its investment advisor or affiliates thereof, within the last five calendar years;
(c)
  have not received (during the current calendar year or any of the three (3) immediately preceding calendar years) remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company's senior management; (ii) a significant customer or supplier of the Company; or (iii) a creditor of the Company or its affiliates;

(d)	have no personal services contract(s) with the Company, or any member of the Company's senior management;
(e)	are not affiliated with a not-for-profit entity that receives significant contributions from the Company;
(f)	have not had any of the relationships described above, with any affiliate of the Company; and
(g)	are not members of the immediate family of any person who fails to satisfy the qualifications described above.
9. Additional Independence Considerations: In addition to the factors set forth above, in selecting qualified independent candidates consideration shall be given not only to a candidate's independence from members of management, but independence from other directors on the Board.  Particular emphasis shall be placed on seeking candidates outside the cannabis industry in other highly regulated sectors such as the pharmaceutical industry or other complex organizations, and financial experts.

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10. Disclosure of Independence Evaluations and Determinations: The Company shall publicly disclose in its proxy statements filed with the SEC the specific information the Company considered when designating a director as independent, including in particular any mandatory information that is difficult to obtain and/or verify.

G.	Termination of Existing Compensation Plans

All existent equity-based compensation plans, rights and/or interests shall be reviewed by the Ombudsman.  The Ombudsman shall have full authority to determine whether to terminate them and, if appropriate, to terminate them, based on the best interests of the Company’s shareholders and any other relevant considerations as determined by the Ombudsman.  The Ombudsman's first annual report to shareholders shall describe and explain any decision by the Ombudsman to retain any equity-based compensation plans.  Any new equity-based compensation shall be reviewed and approved by the new Independent Directors, as set forth below.

H.	Immediate Cessation of Current and Future Business Dealings with Third Party Stock Promoters

1. Eco Science shall immediately terminate all contracts and any future business dealings with stock promoters and/or any other non-employee person or entity for purposes of causing, directly or indirectly, the publication or dissemination of content regarding Eco Science without proper attribution pursuant to Sections 17(a)(1), 17(a)(3) and 17(b) of the Securities Act of 1933, 15 U.S.C. §§77q(a)(1), 77q(a)(3) and 77q(b), and compliance with SEC Regulation FD, 17 C.F.R. §243.100.  The Individual Defendants shall bear all costs incident to the termination of any current agreements.

2. Eco Science shall adopt a policy expressly prohibiting all such engagements, incorporate this policy in all future director, officer and employee training programs, and develop and implement vendor contract review, expense documentation, and audit policies and processes to ensure compliance, consistent with the reforms set forth herein.

I.	Executive Reports

At each regularly scheduled Board meeting, the Company's CFO (or his or her designee) shall provide a report as to the Company's financial condition and prospects, including, but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past.

J.	The Company's Website

The Company shall ensure that, at all times, the Company has an operative and functioning website available to the public.  Moreover, the Company shall maintain at all times an "Investor Relations" section of its website with a "Corporate Governance" tab to provide public access to, at a minimum: (1) biographical information regarding the Company's officers and directors sufficient to ascertain his/her qualifications; (2) committee charters; (3) the Company's Corporate Governance Guidelines, Code of Ethics, and/or other applicable governance documents.  Once formed (see section I.C.), the Governance Committee shall be responsible for periodically reviewing the Corporate Governance section of the website to ensure public access to the above-referenced information and for annually evaluate the Corporate Governance section of the website to determine whether the posting of additional policies and procedures is appropriate.

II.	PHASE 2 – REFORMS TO BE IMPLEMENTED IN SUBSEQUENT STAGES UNDER THE PURVIEW AND AT THE DIRECTION OF THE OMBUDSMAN AND/OR THE RECONSTITUTED BOARD

In addition to the above priority Governance Reforms, the Company, at the direction and with the assistance of the Ombudsman and/or the reconstituted board, shall implement and maintain for a minimum period of three (3) years following the Ombudsman's or reconstituted Board's certification that the Governance Reforms have been fully implemented as accepted by the Ombudsman or the reconstituted Board, the following corporate governance measures:
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A.	Creation of an Investor Relations Officer

1. The Board shall direct management to create the position of Investor Relations Officer, who shall report to the Company's CFO.

2. The responsibilities of the Investor Relations Officer shall include:

(a)	Leading the development and execution of strategies for effective and legally compliant investor communications;
(b)	Working with the CFO to develop investor relations policies and controls to ensure compliance with all federal and state laws and regulations; and
(c)
  Working directly with the Audit Committee and the CFO to ensure that all investor relations documents, such as talking points, Q&As, press packages, corporate presentation materials, and similar materials, as well as agreements with vendors and consultants employed to support investor relations comply with Company policies and federal and state laws and regulations.

3. The Audit Committee shall review and approve all strategies, plans, or other proposals recommended by the Investor Relations Officer, as well as any agreements with and payments to consultants or vendors retained in connection with the Company's investor relations strategy.

4. The Investor Relations Officer, with the assistance of the General Counsel or Retained Counsel (see II.B. below) and Audit Committee, shall draft, implement and disseminate Eco Science's new policy expressly prohibiting illicit stock promotion engagements with third party vendors; develop new training programs for directors, officers and employees regarding this policy; and develop and implement new vendor contract review, expense documentation, and audit policies and processes to ensure compliance with this policy.

5. The Investor Relations Officer shall have primary responsibility for monitoring the information generated by Eco Science's new vendor oversight controls and taking all necessary steps to ensure compliance with applicable policies and controls.

6. The Investor Relations Officer, in conjunction with the newly-formed Audit Committee, shall be responsible for establishing an effective market surveillance system that will enable it to review and evaluate content regarding the Company published by third parties, in order to identify potentially illicit stock promotion for further investigation and timely remedial action.  The Investor Relations Officer shall review public commentary concerning the Company on business- and investment-related media outlets, websites, chatrooms, articles, blogs, mass emails, and other similar information sources in order to identify any commentary that may be the product of an improperly attributed paid promotion for further investigation and remedial action. Publications or series of publications raising compliance concerns shall be evaluated with the assistance of the General Counsel or Retained Counsel for purposes of determining whether further investigation or remedial actions would be appropriate.  In the event the Investor relations Officer and General Counsel or Retained Counsel determine that Company personnel may have been involved in illicit stock promotion, such violations shall be reported to the Audit Committee of the Board for consideration of appropriate disciplinary and other remedial action.

B.	In-House Counsel / General Counsel

1. The Company, led by the Governance Committee, shall hire counsel on retainer (“Retained Counsel”), to be utilized as necessary and appropriate in the conduct of the Company's affairs.  Among other things, Retained Counsel shall provide legal services to Eco Science in connection with: (a) corporate strategic and tactical legal initiatives; (b) the Company's legal and compliance function; (c) oversight of the work of outside counsel; and (d) other legal services to the Company, as necessary and appropriate.

2. In addition to hiring Retained Counsel, the Company shall, so long as it is financially viable, employ a General Counsel on a full-time basis.  In the event the Company at any time does not employ a full-time General Counsel, the Governance Committee shall meet at least once annually to evaluate and determine whether the Company's finances permit the employment of a full-time General Counsel moving forward.  The results of the Governance Committee's annual evaluation and the Committee's ultimate determination(s) and justification(s) therefor shall be included in the Company's Form-K filed with the SEC.

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3. The General Counsel or Retained Counsel if there is no General Counsel will be responsible for leading corporate strategic and tactical legal initiatives, providing senior management with effective advice on company strategies and their implementation, managing the Company's legal and compliance function, and retaining and overseeing the work of outside counsel.

4. Specifically, the General Counsel or Retained Counsel shall:

(a)	Participate in the definition and development of corporate policies, procedures and programs and provides continuing counsel and guidance on legal matters and on legal implications of all matters;
(b)	Serve as a key lawyer/legal advisor on all major business transactions, including acquisitions, divestitures and joint ventures;
(c)	Assume and bear ultimate responsibility for ensuring that the Company conducts its business in compliance with all applicable federal and state laws and regulations;
(d)	Structure and manage the Company's internal legal function and staff;
(e)	Oversee the selection, retention, management and evaluation of all outside counsel; and
(f)	Advise on legal aspects of the Company's financing, including assessing and advising on current and future business structures and legal entities.
C.	Appointment of a CAO

The Company shall, so long as it is financially viable, appoint a Chief Accounting Officer ("CAO") to oversee all accounting functions at the Company.  In the event the Company at any time does not employ a CAO, the Governance Committee shall meet at least once annually to evaluate and determine whether the Company's finances permit the employment of a CAO moving forward.  The results of the Governance Committee's annual evaluation and the Committee's ultimate determination(s) and justification(s) therefor shall be included in the Company's Form-K filed with the SEC.

The CAO's focus shall include regulatory compliance and practices, and the CAO will collaborate with the CFO in developing financial strategies.

1. Duties and Responsibilities of the CAO: The CAO's duties and responsibilities shall include, without limitation:

(a)	working with the CFO to determine accounting and tax implications for all material business decisions;
(b)	reviewing all documentation and contracts in order to develop and improve internal controls;
(c)	assisting with quarterly financial reporting, including drafting and reviewing SEC documents, ensuring quality, and administering strict timeline;
(d)	managing transaction accounting, SOX, the closing process, and other financial controls;
(e)	overseeing general ledger functions and assuring accuracy, timeliness, and conformity with professional accounting standards and best practices in accordance with GAAP;
(f)	acting as a liaison to external auditing firms, while owning primary responsibility for the Company's views on technical accounting matters;
(g)	collaborating with senior management and the Board to improve overall company performance;
(h)
  providing quarterly reports to the Audit Committee that address the critical issues impacting the Company's financial condition, including the issuance of common stock for tendered services relating to, among other things, technical development/maintenance, production and staging, server administration, ongoing marketing services and advertising management services; and

(i)	working with senior management to ensure internal compliance and the creation and maintenance of effective internal controls over accounting and financial reporting.

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D.	Whistleblower Policy
The Company shall adopt written policies protecting whistleblowers and include such policies on the Company's website.

1.	The Company's Whistleblower Policy shall:

(a)  Encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee, Chief Compliance Officer, or a whistleblower hotline established by the Company (the "Whistleblower Hotline") so that action may be taken to resolve the problem.  These complaints shall be reviewed by the Audit Committee, in consultation with and under the supervision of the Company's General Counsel, and presented to the full Board; and

(b)	Communicate effectively that Eco Science is serious about adherence to its corporate governance policies and that whistle blowing is an important tool in achieving this goal.
2. The Whistleblower Policy – with the endorsement of the Board and the most senior management of the Company – must adequately notify employees, independent contractors and vendors of Eco Science of the following:

(a)	Executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;
(b)
  Whistleblower complaints may be directed to the Audit Committee, Chief Compliance Officer, or the Company's General Counsel, or to the Whistleblower Hotline, and the complaints will be handled by these parties (with the assistance of Retained Counsel) anonymously and in confidence;

(c)
  If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint to the Audit Committee, the Chief Compliance Officer, the Company's General Counsel, and/or the Whistleblower Hotline;

(d)
  If an employee is subject to an adverse employment decision as a result of whistle blowing, the employee may file a complaint with the Department of Labor within 90 days of the alleged violation (a failure to report such claims within the 90-day window does not foreclose any other available legal remedy);

(e)	In the performance review process, employees may be rewarded for top performance and satisfying the stated values, business standards, and ethical standards of the Company; and
(f)	It is both illegal and against Eco Science's policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

3. The Whistleblower Policy shall reward successful whistleblowers by issuing meaningful financial awards to whistleblowers who uncover corruption, fraud and/or similar unlawful activities at Eco Science.

    4. The Company shall post information regarding its Whistleblower Hotline on its website and make clear that it is available to assist on matters pertaining to corruption, fraud or similar unlawful activities at Eco Science and Eco Science shall provide alternative reporting mechanisms including suggestion boxes or email address.

5. The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company's intranet, and shall include such information in the Company's bi-annual employee training.

E.	Clawback Policy

The Company shall adopt a formal Clawback Policy that provides as follows:

1. If Eco Science is required under GAAP or SEC rules to prepare an accounting restatement to correct an accounting error in a financial statement included in a report on Form 10-Q or 10-K due to material non-compliance with any financial-reporting requirement under the federal securities laws, the Board shall promptly conduct an investigation sufficient to determine whether any compensation, including in particular incentive – and/or equity-based compensation, was paid to the Company's CEO, CFO, or any other Section 16 officer on the basis of any misstated financial results.

2. In the event compensation was paid based on misstated financial results, the Board shall recapture all compensation paid to any Section 16 officers on the basis of having met or exceeded performance targets during the period covered by the restated financial statement(s), regardless of whether any executives are found personally responsible for the misstatement(s).  Specifically, the Board shall take the steps necessary to secure reimbursement.

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3. In addition, the Board shall conduct an investigation sufficient to determine whether the restatement was caused by the knowing misconduct of the CEO, CFO, or any other Section 16 reporting officer. If the Board determines that knowing misconduct has occurred and caused such restatement, it shall take the steps necessary to secure reimbursement from the responsible individual(s) of: (i) all incentive compensation received by the responsible individual from Eco Science during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error; and (ii) any net profits realized by the responsible individual(s) from the sale of Eco Science securities during that 12-month period.

4. The Clawback Policy shall require disclosure in a filing on Form 8-K of any decision by the Board to recover any particular award of compensation pursuant to the Clawback Policy.

5. The Company shall disclose in its Compensation Discussion and Analysis the specific protocol used to evaluate whether the Clawback Policy has been triggered and any decisions made to recover or not to recover compensation under the Policy, including the amount and percentage of any recouped compensation.

F.	Enhanced Conflicts Policies and Practices

The Company shall adopt a formal conflicts policy sufficient to ensure the absence, or proper management and mitigation, of any actual or potential conflicts affecting members of the Company's Board.  The Audit Committee shall review of all of Eco Science's business opportunities, related party transactions, potential conflicts of interest situations, and other matters under consideration.

1. Adoption of Written Related Person Transactions Policy: The Related Person Transactions Policy shall state that the Audit Committee is responsible for the review and, if appropriate, approval, of any related party transactions.  The policy shall prohibit any director from participating in any discussion of, or decision concerning, a related party transaction as to which he or she is a related person.  Prior to ratifying a transaction that qualifies as a related party transaction the Audit Committee must consider:

(a)
  the relevant facts and circumstances of the related party transaction, including if the related party transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third-party;

(b)	the extent of the related person's interest in the related party transaction;
(c)	whether the related party transaction contravenes the conflicts of interest and corporate opportunity provisions of the Company's Code of Ethics and/or Corporate Governance Guidelines;
(d)	whether the relationship underlying the related party transaction at issue is believed to serve the best interest of the Company and its shareholders; and
(e)
  the effect that a director's related person transaction may have on such director's status as an independent member of the Board and eligibility to serve on committees of the Board pursuant to SEC rules and applicable stock exchange listing standards.

G.	Documentation of Policies and Financial Reporting Checklists

The Company shall establish, document and maintain accounting policies, procedures, and financial reporting checklists to ensure that the Company's accounting and related financial policies fulfill GAAP, SEC, and industry reporting requirements.  The CFO, the General Counsel/Retained Counsel, and the CAO shall annually (and when corresponding guidance requires) review these policies, procedures, and checklists to ensure that all policies are up-to-date.  The Company shall retain and compensate, when necessary, independent counsel, accountants, or other experts to assist in carrying out these duties and responsibilities.  The CFO, General Counsel/Retained Counsel, and CAO shall incorporate a review and audit of such policies and procedures into their annual internal audit, and shall identify any modifications reflecting changes in GAAP, SEC, and industry requirements and their impact prior to the issuance of subsequent quarterly and annual financial statements.

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H.	Management Assessment of Internal Controls

Led by the Company's General Counsel/Retained Counsel and in concert with the annual audit, management shall annually assess the adequacy of the Company's internal controls, and shall report in the Company's Annual Report on Form 10-K any identified material weaknesses with respect to each of the following:

(a) the effectiveness of the Company's disclosure procedures and internal controls over public disclosures, including disclosures regarding demand and/or sales forecasts for  the Company's products and services, the marketing and promotion of the Company's products and services, including ongoing project development of the Company's e-commerce platform, financial services platforms, testing labs and inventory control platform;

(b) the Company's compliance with all applicable laws and regulations, including all laws and regulations concerning public disclosures about Eco Science's business affairs, financial reporting and risk exposure;

(c) the reliability of the Company's financial reporting;

(d) whether the Company's staff is adequately sized and has sufficient training to meet the Company's legal, financial and regulatory obligations; and

(e) whether the Company maintains adequate information technology and controls.

I.	Training

1. Continuing Director Education:  Each new director, upon appointment to the Board, shall attend the Stanford Directors' College or a similar program approved by the Ombudsman or reconstituted Board, unless the Ombudsman or reconstituted Board shall determine that such a program is not appropriate given the background of the appointed director and the financial circumstances of the company. Additionally, the Corporate Secretary, with the assistance of the Governance Committee, shall develop an ongoing director education program that shall include, at a minimum, training/education in GAAP, revenue recognition, corporate governance principles and best practices, the Code of Ethics, SOX assessment of risk, compliance auditing, and reporting requirements for publicly-traded corporations.  Eco Science will require that each director annually attend at least six (6) hours (or such greater number of hours as best practices suggest are appropriate) of ongoing director education programming.

2. Employee Compliance Training: The Company shall mandate a Compliance Management Program to be jointly headed by the Company's Retained Counsel/General Counsel and the Company's Governance Committee.  The training program shall be comprehensive and shall cover all matters of compliance with Company policies and United States as well as international laws.  Specifically, the Company shall mandate that the training program include:

(a)
  compliance with GAAP revenue recognition and other financial reporting regulations and policies shall be annual for all appropriate Eco Science employees, Board members, and independent contractors. In the event that a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual as soon as reasonably practicable after his or her appointment or hiring;

(b)	coverage of the Company's Code of Ethics;
(c)	discussion of recent developments regarding GAAP, revenue recognition and other financial reporting regulations and policies including changes in the law; and
(d)	discussion of the Company's Whistleblower Policy to encourage employees to report any wrongdoing as soon as it is detected.
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3. Certification of Training:  Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of his/her obligations under the Company's policies and the law.

J.	Enhanced Board Oversight of Company Expenditures

The Company shall adopt enhanced approval requirements for all contracts based on their total value.  Under the revised requirements, the following approvals are required:

1.	$50,000 to $200,000: Approval of the Audit Committee Chair.
2.	$200,001 to $400,000: Approval from two of the three main Chairs (Chairman of the Board, Audit Committee Chairman and Governance Chairman).
3.	Greater than $400,000: Approval from the full Board.

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF HAWAII
IN RE ECO SCIENCE SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Civil No. 1:17-00530-LEK-WRP (Consolidated with No. 1:18-cv-00016)
This Document Relates To: ALL ACTIONS	EXHIBIT B [PROPOSED] PRELIMINARY ORDER
This matter came before the Court for a hearing on ___________, 2020.  Plaintiffs have made an unopposed motion, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the proposed settlement ("Settlement") of the above-captioned Action,1 in accordance with the Stipulation; and (ii) approving the form and manner of the Notice of the Settlement.

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including: (i) a proposed Settlement and dismissal of the Action with prejudice as to the Released Persons; and (ii) the payment of attorneys' fees and expenses to Plaintiffs' Counsel, upon the terms and conditions set forth in the Stipulation;

1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation of Settlement dated September 21, 2020, and filed with the Court on September 21, 2020 (the "Stipulation").
1

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval; and

WHEREAS, this Court, having considered the Stipulation and the exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.

2. This Court preliminarily approves the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. Pending this Court's determination as to final approval of the Settlement, Plaintiffs' Counsel and Current ESSI Shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any Released Persons.

4. Within ten (10) business days after the entry of this Preliminary Approval Order, ESSI shall, at its own cost, (a) cause the Stipulation of Settlement and long-form notice to be filed with the SEC on Form 8-K with an accompanying press release; (b) publish the short-form notice once in the national edition of Investor's Business Daily; and (c) publish the Stipulation of Settlement and the long-form notice on an internet page that ESSI shall create for this purpose, the address of which shall also be featured on the long-form and the short-form notices.
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5. At least seven (7) calendar days prior to the Settlement Hearing, ESSI's counsel shall file with the Court and serve on Plaintiffs' Counsel proof, by affidavit or declaration, of the dissemination of Notice and Summary Notice as provided for in paragraph 3 of this Order.

6. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Order complies with Rule 23.1 of the Federal Rules of Civil Procedure, meets due process standards, and is the best notice practicable under the circumstances.

7. A hearing shall be held on _______________, 2020 at ____ a./p.m., before the Honorable Leslie E. Kobayashi, at the United States District Court District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850, (the "Settlement Hearing"), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether the Action should be dismissed with prejudice; (iv) whether all Released Claims against the Released Persons should be fully and finally released; (v) whether the agreed-to Fee and Expense Amount should be approved; and (vi) to rule upon such other matters as the Court may deem appropriate.

8. The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to ESSI shareholders; and (ii) the right to continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to ESSI shareholders.

9. Any ESSI shareholder may appear and show cause, if he, she or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount should not be approved.  Current ESSI Shareholders who wish to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, must cause to be filed, and served on counsel as noted below, written objections stating (i) their name(s);
3

(ii) identifying their counsel, if any; (iii) all supporting bases, reasons and evidence for the objection; (iv) the case name, number and court in which they have objected to any other proposed settlement in the last three years; and (v) whether they intend to appear at the Settlement Hearing.  Objections must be accompanied by documentary proof of current ownership of ESSI stock, reflecting the number of shares held and when such stock ownership was acquired.  Any person who fails to object in the manner provided for herein shall be (i) deemed to have waived such objection and (ii) barred and enjoined from raising such objection in this or any other action or proceeding.

10. At least fourteen (14) calendar days prior to the Settlement Hearing set for _____________, 2020, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court District of Hawaii 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850, and serve such materials by that date, to each of the following Settling Parties' counsel:

WEINBERG, ROGER & ROSENFELD
ASHLEY K. IKEDA 2955-0
JERRY P.S. CHANG 6671
Central Pacific Plaza
220 South King Street, Suite 901
Honolulu, HI 96813
Telephone: (808)528-8880
Facsimile: (808) 528-8881
aikeda@unioncounsel.net
jchang@unioncounsel.net

MILLER SHEA LLLC PATRICK K. SHEA 8387 1001 Bishop Street, Suite 2925 Honolulu, HI 96813 Telephone: (808) 536-2442 patrick@millershealaw.com

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ROBBINS LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
SHANE P. SANDERS
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
brobbins@robbinsllp.com
csmith@robbinsllp.com
ssanders@robbinsllp.com

LAW OFFICES OF BETH A. KELLER, P.C.
BETH A. KELLER
118 N Bedford Rd., Ste. 100
Mount Kisco, NY 10549
Telephone: (914) 752-3040
Facsimile:  (914) 752-3041
bkeller@kellar-lawfirm.com

Attorneys for Plaintiffs

GREENBERG TRAURIG, LLP
JOEL MAX EADS
KATHLEEN M. KLINE
1717 Arch Street, Suite 400
Philadelphia, PA 19103
Telephone: (215) 988-7856
Facsimile: (215) 988-7801
eadsj@gtlaw.com
klineka@gtlaw.com

Attorneys for Defendants

Only shareholders who have filed with the Court and sent to the Settling Parties' counsel valid and timely written notices of objection will be entitled to be heard at the hearing, unless the Court orders otherwise.

11. Any ESSI shareholder who does not make an objection in the manner provided herein shall be deemed to have waived any such objection.

12. Papers in support of final approval of the Settlement and the Fee and Expense Amount shall be served and filed not later than twenty-one (21) calendar days before the Settlement Hearing.  The Settling Parties' responses to any objections shall be filed and served not less than seven (7) calendar days before the Settlement Hearing.

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13. All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of this Stipulation.

14. This Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to ESSI's shareholders.

15. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

IT IS SO ORDERED.

DATED:
HONORABLE LESLIE E. KOBAYASHI
U. S. DISTRICT JUDGE

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Exhibit C

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF HAWAII
IN RE ECO SCIENCE SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Civil No. 1:17-00530-LEK-WRP (Consolidated with No. 1:18-cv-00016)
This Document Relates To: ALL ACTIONS

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTIONS

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ECO SCIENCE SOLUTIONS, INC. ("ESSI" OR THE "COMPANY") STOCK AS OF SEPTEMBER 21, 2020.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF ESSI (THE "ACTION").
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF ESSI WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
THESE ACTION IS A NOT CLASS ACTION.  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

PURPOSE OF THIS NOTICE
YOU ARE HEREBY NOTIFIED, pursuant to an order of the United States District Court for the District of Hawaii (the "Court"), that a proposed settlement has been reached by the parties to the following derivative action brought on behalf and for the benefit of ESSI: In re Eco Science Solutions, Inc. Shareholder Derivative Litigation, Lead Civil No. 1:17-cv-00530-LEK-WRP (D. Haw.) (the "Action").  This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

The Stipulation of Settlement executed by counsel for the parties on September 21, 2020 (the "Stipulation"), and the settlement contemplated therein (the "Settlement"), is subject to approval by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advice you of the pendency of Settlement of the Action and your rights as a Current ESSI Shareholder.

This Notice is a summary only and does not describe all of the details of the Stipulation.  For full details of the matters discussed in this Notice, please see the full Stipulation and its attached exhibits by visiting the website, https://useherbo.com/essi-classaction-settlement/, or by contacting Plaintiffs' Counsel and/or Defendants' counsel at the address(es) listed below.  All capitalized terms used in this Notice, unless otherwise defined herein, are defined as set forth in the Stipulation.
THERE IS NO CLAIMS PROCEDURE.  This case was brought to protect the interests of ESSI and its shareholders.  The Settlement will not result in payment to individuals, and, accordingly, there will be no claims procedure.
Final Settlement Hearing
On September 23, 2020, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein and providing for notice of the Settlement (the "Preliminary Approval Order").  The Preliminary Approval Order further provides that the Court will hold a hearing ("Settlement Hearing") on November 17, 2020 at 10:30 a.m. before the Honorable Leslie E. Kobayashi in United States District Court for

the District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of ESSI and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit E to the Stipulation should be entered dismissing all claims in the Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs' Counsel of attorneys' fees and for the reimbursement of expenses; and (v) consider any other matters that may properly be brought before the Court in connection with the Settlement.  You have an opportunity to be heard at this hearing, and to object to the Settlement in the manner provided below in this Notice.
I.	FACTUAL AND PROCEDURAL BACKGROUND

A.	The Action

Plaintiff Ian Bell commenced this shareholder derivative action on behalf of ESSI by filing a complaint on October 20, 2017.  Plaintiff Marc D'Annunzio filed a shareholder derivative complaint based on similar allegations on January 11, 2018.  The cases were ordered consolidated on February 9, 2018.  Plaintiffs filed a consolidated complaint on February 23, 2018.1

Plaintiffs allege that the Individual Defendants caused ESSI to make misleading statements about ESSI's business, operation, and prospects in order to inflate the stock price for their own benefits and disseminated false information concerning a proposed acquisition of Ga-Du Bank, Inc.  ESSI's purported dissemination of inadequate and inaccurate information concerning the proposed acquisition of Ga-Du Bank, Inc. prompted the U.S. Securities and Exchange Commission ("SEC") to suspend trading in ESSI stock.

1 Two other shareholder derivative actions were filed based on similar allegations: (i) Glorioso v. Taylor, et al., No. 17OC0001371B (Carson City Nev.) (the "Glorioso Action"); and (ii) Menos v. Taylor, et al., No. 3:17-cv-00662-LRH-VPC (D. Nev.) (the "Menos Action").  The Glorioso Action has been stayed since its inception and remains pending.  The Menos Action was voluntarily dismissed on March 3, 2020.  The parties agree that the entry of judgment in this Action would effectively terminate the Glorioso Action by operation of res judicata.

On March 16, 2018, Defendants moved to dismiss or stay the Action.  Plaintiffs opposed the motion to stay.  Following briefing, the Court held a hearing on June 4, 2018, and on August 13, 2018 denied Defendants' motion.

On September 28, 2018, Defendants filed a motion to dismiss the consolidated complaint.  Rather than oppose the motion, Plaintiffs filed an Amended Complaint on December 10, 2018, adding additional factual allegations.

On January 29, 2019, Defendants filed a second motion to stay, which Plaintiffs opposed.  On April 26, 2019, after full briefing, the Court denied Defendants' second stay motion.

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe the Action has substantial merit, and Plaintiffs' entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action.  Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals, and the uncertainties inherent in the continued prosecution of the claims through and any subsequent appeal, including problems of proof, overcoming available defenses, the difficulties of measuring and proving damages.  Plaintiffs also recognize the unique challenges in this Action of attempting to pursue claims on behalf of ESSI without damaging its financial viability, and of collecting on any damages that might be awarded at trial.  ESSI has virtually no cash and no directors' and officers' liability insurance.  Continued litigation threatened the Company's viability.  Even non-monetary remedial measures had to be subject to detailed implementation protocols to ensure their cost would not overwhelm the Company's limited human and financial resources.
Plaintiffs' Counsel conducted an extensive investigation and thorough evaluation of the relevant facts, law, and unique operational and financial issues bearing on settlement before agreeing to resolve this Action, including, inter alia: (i) reviewing ESSI's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing related business and financial media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing and filing derivative complaint(s); (v) conducting extensive damages analyses; (vi) evaluating stock awards made and putative debt obligations owed by ESSI to the Individual Defendants; (vii) evaluating the merits of, and the Defendants' potential liability in connection with, the related litigation and investigations; (viii) evaluating Defendants' motions to dismiss, and analyzing and incorporating the substantial additional information contained in related filings into a detailed Amended Complaint; (ix) evaluating ESSI's executive staff, board composition and corporate governance and internal controls, and identifying the governance structures and lapses in board oversight and controls that permitted the alleged wrongdoing to occur; (x) reviewing peer company and secondary sources to develop a comprehensive suite of proposed governance reforms; (xi) preparing a comprehensive monetary and non-monetary settlement demand based on the foregoing information; (xii) preparing detailed settlement conference statements for consideration by Judge Porter, which evaluated the claims, defenses and unique financial and operational considerations material to the settlement negotiations; (xiii) evaluating additional details regarding ESSI's current operations, financial condition, and debt obligations in meetings with Defendants' Counsel and ESSI's COO, at the December 3, 2019 settlement conference; (xiv) considering the additional information supplied by Defendants' Counsel at the March 2019 in-person meeting; (xv) developing a detailed, phased corporate therapeutics implementation program tailored to the Company's unique operational and financial challenges based on additional information gleaned during in the course of settlement negotiations; and (xvi) developing a tailored pecuniary recovery plan tailored to address ESSI's unique financial and governance challenges.
Plaintiffs' Counsel's assessment of the facts, legal and financial issues material to their recommendation in favor of the Settlement was further honed and refined over the course of months of substantive written and verbal exchanges with Defendants, Defendants' Counsel and Judge Porter.  Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and the information material to developing a comprehensive remedial plan tailored to ESSI's circumstances, Plaintiffs and Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon ESSI and its shareholders and serves their best interests.  Accordingly, Plaintiffs have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation of Settlement.

III.   DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action.  The Individual Defendants have expressly denied and continue to deny they made any misrepresentations or took any other wrongful actions in order to benefit themselves at the expense of ESSI's shareholders, or they have committed, threatened, or attempted to commit, any other violations of law, or breached any duty owed to ESSI including, but not limited to, all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.
Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.  Defendants are entering into this Settlement because it will eliminate the distraction, burden, and expense of further litigation and taking into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action.  ESSI's directors have unanimously determined that the Settlement confers substantial benefits on the Company, and that it is in the best interests of ESSI and its shareholders for the Action to be settled in the manner and upon the terms and conditions set forth in the Stipulation.
IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on the website, https://useherbo.com/essi-classaction-settlement/.  The following is only a summary of its terms.

Economic Consideration for the Settlement
The Settlement provides for the following economic consideration:
• Defendant Giguiere (i) will release ESSI from any and all obligations to repay $1,500,000 loaned by Giguiere to ESSI, which shall be recognized and reported as a material taxable event to ESSI; (ii) will release ESSI from any and all obligations to pay interest, fees or penalties on any and all monies owed to Giguiere, and shall forgo any and all rights arising from any event of default under any loan agreement currently governing such indebtedness as of the date the Settlement is approved and will agree to enter into new loan agreements satisfactory to the Ombudsman and Giguiere; (iii) within five (5) days of final approval of the Settlement, Giguiere shall deliver 1,500,000 shares of ESSI common stock he presently owns to ESSI, which shall be held by the Company as treasury stock or cancelled, as determined by the Ombudsman (see paragraph 2.2 below); and (iv) any remaining shares of ESSI in excess of 1,500,000 shares owned by Giguiere will be held outside the control of Giguiere in a blind trust or other mechanism acceptable to the Ombudsman.  Giguiere shall be prohibited in perpetuity acting as officer, director, employee, agent, of ESSI.  The Ombudsman (discussed at Stipulation, paragraph 2.2) may, in his or her discretion, retain Giguiere as a technology consultant or advisor to ESSI, but any compensation paid to Giguiere for such services must take the form of restricted stock units subject to a three-year vesting period and capped at a maximum of 1,500,000 shares, subject to the determination by the Ombudsman that it is necessary and would serve ESSI's best interests to relax one or both of these limitations.
• Defendants J. Taylor and D. Taylor shall each deliver and forgo any interest whatsoever in 750,000 shares of ESSI common stock they presently own to ESSI and shall be prohibited from acquiring additional shares of ESSI stock.
• Defendants Lewis and Oveson shall each deliver and forgo any interest whatsoever in 250,000 shares of ESSI common stock they presently own to ESSI and shall be prohibited from acquiring additional shares of ESSI stock.
Appointment of an Ombudsman:

The Settlement provides for the appointment of an Ombudsman and Chairman of the Board, with all necessary powers and plenary authority of the Board to ensure the full and faithful adoption, implementation, and operation of the corporate governance reforms set forth in Exhibit A to the Stipulation of Settlement (the "Governance Reforms").

Corporate Governance Reforms and Funding Commitment:

ESSI will maintain the Governance Reforms reflected in Exhibit A to the Stipulation for not less than three (3) years following the Ombudsman's or reconstituted Board's (as defined below) certification that the Governance Reforms have been fully implemented.  In the event of a determination by the Ombudsman or reconstituted Board that it would be financially impracticable or contrary to ESSI and its shareholders' best interests to continue to maintain any of the Governance Reforms, the Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's Annual Report on Form 10-K filed with the SEC, detailing the bases for the Ombudsman's or Board's findings and determinations, and a plan and schedule for completing the implementation of the Governance Reforms and/or for adopting and maintaining substitute corporate governance provisions designed and intended to accomplish the same purposes as measures determined to financially impracticable or contrary to the Company's and its shareholders' best interests.

ESSI shall dedicate not less than 15% of such revenue, debt raised, or equity infused (regardless of source, but apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees) toward achieving the agreed-upon objectives and implementation and maintenance of the Governance Reforms.  Upon attainment of $10,000,000 in cash collected from revenue, debt, or equity, the Company shall dedicate a minimum of 18% of such revenue, debt raised, or equity infused (apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees).

The Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's Annual Report on Form 10-K filed with the SEC and on the investor relations page of ESSI's website, setting forth, inter alia: (i) the Company's progress in implementing the Governance Reforms; (ii) the Company's plans, anticipated schedule and budget for achieving the complete implementation of the Governance Reforms; (iii) any findings and determinations that certain provisions of the Governance Reforms should not be implemented or maintained; (iv) the total amount and percentage of corporate funds being spent on implementation and maintenance of the Governance Reforms, and how such funds were spent; (v) whether thresholds for the Governance Reform Funding Commitment have been met or exceeded and changes in budgets and planning to meet the mandatory contribution requirements; and (vi) the status of the Company's efforts to obtain directors' and officers' insurance ("D&O Insurance") and the amount of D&O Insurance, if any, the Company has secured.

In implementing the Governance Reforms, priority shall be given to recruiting, vetting, and appointing two new independent, non-employee directors to reconstitute the Board, and securing D&O Insurance, as set forth in paragraph 2.4 of the Stipulation.

Reconstitution of the Board:

Within thirty (30) days of final approval of the Settlement, D. Taylor shall resign from the Board, and shall not be appointed or seek election to the Board for the Effective Term.  He will assume the position of Executive Director of Festivals and relinquish all other executive functions.

Immediately upon final approval of the Settlement, J. Taylor will be deemed to have relinquished chairmanship of the Board, which shall be assumed by the Ombudsman.

Within thirty (30) days of final approval of the Settlement, Lewis will resign from the Board, and not be appointed or seek election to the Board or to any executive office for the Effective Term.

The Ombudsman shall take all necessary and advisable steps to recruit, vet and appoint at least two new, independent non-employee directors to the Board as soon as financially practicable.

In addition, the Ombudsman shall take all necessary and advisable steps to obtain D&O Insurance sufficient to protect the Company's interests and to make ESSI attractive to qualified persons to serve as directors and executives of the Company, including obtaining quotes, having a policy prepared, and evaluating the appropriate scope, terms and conditions, and amounts of coverage.  The Company shall secure at least three (3) quotes for D&O Insurance within ninety (90) days of final approval of the settlement.  The Ombudsman shall have full authority to determine if and when the Company purchases D&O Insurance based on cost considerations, benefits to the Company of having insurance (e.g., to attract qualified directors and executives), protecting the interests of the Company's shareholders, and any other relevant considerations as determined by the Ombudsman.  Once financially feasible, as determined by the Ombudsman, the policy will be bound.  The Ombudsman's annual report to shareholders shall address describe the Ombudsman's efforts to secure D&O insurance, including whether any such policies have been bound, and if not, why not.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to ESSI shareholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, in all material respects in the form set forth as Exhibit E to the Stipulation, dismissing the Action with prejudice; and (iii) the passing of the date upon which the Judgment becomes Final (the "Effective Date").

Upon the Effective Date, the Plaintiffs (acting on their own behalf and derivatively on behalf of ESSI), ESSI, and each of ESSI's shareholders (solely in their capacity as ESSI shareholders), shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever waived, released, relinquished, discharged, and dismissed the Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action.  Also upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of ESSI), ESSI, and each of ESSI's shareholders (solely in their capacity as ESSI shareholders) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Action.  Moreover, each of the Defendants represented in the Action by counsel as stated in the Stipulation, shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs' Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

VI.	PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

In recognition of the substantial benefits conferred upon ESSI as a direct result of the prosecution and Settlement of the Action, in accordance with a mediator's proposal, and subject to Court approval, the Company has agreed to and shall pay Plaintiffs' Counsel: (i) USD $350,000, which shall be paid by ESSI in accordance with the terms of a promissory note (attached as Exhibit F to the Stipulation); and (ii) 1.4 million shares of unregistered ESSI stock (together, the "Fee and Expense Amount").  To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred.  Plaintiffs believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type.  ESSI shareholders are not personally liable for the payment of any award of attorneys' fees and expenses.

VII.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

Any Current ESSI Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement, or to the proposed Fee and Expense Amount, may file an objection.  An objector must file with the Court a written statement of his, her or its objection(s): (a) stating the case name and number: In re Eco Science Solutions, Inc. Shareholder Derivative Litigation, Lead Civil No. 1:17-cv-00530-LEK-WRP; (b) identifying the objector's name, mailing address, daytime telephone number, and e-mail address (if any); (c) stating that the objector is objecting to the proposed Settlement and/or proposed Fee and Expense Amount; (d) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court's attention or introduce in support of such objection; and (e) identifying and supplying documentation showing how many shares of ESSI common stock the objector owned as of September 21, 2020, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such ESSI shares.
The objector must file such objections and supporting documentation with the Clerk of the Court, United States District Court District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850, not later than fourteen (14) business days prior to the Settlement Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons:
Counsel for Plaintiff Ian Bell:
ROBBINS LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
SHANE P. SANDERS
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Counsel for Plaintiff Marc D'Annunzio:
LAW OFFICES OF BETH A. KELLER, P.C.
BETH A. KELLER
118 N Bedford Rd Ste 100
Mount Kisco, NY 10549
Telephone: (914) 752-3040

Counsel for Plaintiffs Ian Bell and Marc D'Annunzio:
WEINBERG, ROGER & ROSENFELD
ASHLEY K. IKEDA 2955-0
JERRY P.S. CHANG 6671
Central Pacific Plaza
220 South King Street, Suite 901
Honolulu, HI 96813
Telephone: (808)528-8880
Facsimile: (808) 528-8881
aikeda@unioncounsel.net
jchang@unioncounsel.net

Counsel for Defendants and ESSI:
GREENBERG TRAURIG, LLP
JOEL MAX EADS
KATHLEEN M. KLINE
1717 Arch Street, Suite 400
Philadelphia, PA 19103
Telephone: (215) 988-7856
Facsimile: (215) 988-7801

GREENBERG TRAURIG, LLP
MIRIAM G. BAHCALL
77 West Wacker, Suite 3100
Chicago, IL 60601
Telephone:  (312) 476-5135
Facsimile: (312) 899-0437

MILLER SHEA LLLC
PATRICK K. SHEA 8387
1001 Bishop Street, Suite 2925
Honolulu, HI 96813
Telephone: (808) 536-2442
patrick@millershealaw.com

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen business (14) days before the Settlement Hearing.  Any

Current ESSI Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from making, any objection to the Settlement, and any untimely objection shall be barred.  Any submissions by the Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Settlement Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Settlement Hearing either in person or through counsel retained at the objector's expense.  Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.  Timely objectors or their attorneys intending to appear at the Settlement Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than fourteen (14) business days prior to the Settlement Hearing) that they intend to appear at the Settlement Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing.  Objectors or their attorneys intending to appear at the Final Hearing must also, no later than fourteen (14) business days prior to the Settlement Hearing, file with the Court, and serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intent to appear in accordance with this paragraph shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

If you are a Current ESSI Shareholder and do not take steps to appear in this Action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

VIII.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on the website, https://useherbo.com/essi-classaction-settlement/.  You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, United States District Court District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850.  Or you can contact Plaintiffs' Counsel at (619) 525-3990 or (914) 752-3040 for additional information concerning the Settlement.

PLEASE DO NOT TELEPHONE THE COURT, COURT CLERK'S OFFICE, OR ANY REPRESENTATIVE OF ESSI REGARDING THIS NOTICE.

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF HAWAII
IN RE ECO SCIENCE SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Civil No. 1:17-00530-LEK-WRP (Consolidated with No. 1:18-cv-00016)
This Document Relates To: ALL ACTIONS	EXHIBIT D

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS
TO:	ALL RECORD OR BENEFICIAL OWNERS OF ECO SCIENCE SOLUTIONS, INC. SECURITIES AS OF SEPTEMBER 21, 2020 AND THEIR SUCCESSORS:
PLEASE TAKE NOTICE that the parties to the above-captioned shareholder derivative action have reached an agreement to settle the Action.  This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and proposed settlement of the Action.
The terms of the settlement are set forth in a Stipulation of Settlement dated September 21, 2020 (the "Stipulation").1  This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the U.S. District Court for the District of Hawaii.  A link to the text of the Stipulation and the full-length Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the "Notice"), describing the Action, the proposed settlement, and your rights with regard to the settlement, have be filed with the Court and are available for your viewing  on ESSI's website at https://useherbo.com/essi-classaction-settlement/.

1 All capitalized terms herein have the same meanings as set forth in the Stipulation.
1

Pursuant to the Court's Preliminary Approval Order, a hearing will be held on _________ 2020, at ___:___ a.m./p.m., before the Honorable Leslie E. Kobayashi or such other judge as may be sitting in her place and stead, in in United States District Court for the District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850 (or at such a date and time as the Court may direct without further notice) for the purpose of determining: (i) whether the terms of a proposed settlement, in accordance with the Stipulation of Settlement entered into by the Settling Parties, dated September 21, 2020 are fair, reasonable, and adequate, and in the best interests of ESSI and its shareholders; (ii) whether the Notice fully satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; (iii) whether the Final Order and Judgment should be entered dismissing the Action with prejudice, and releasing the Released Persons from the Released Claims; (iv) whether the Court the agreed-to Fee and Expense Amount should be approved; and (v) any other matters that may come before the Court.
The Action is not a "class action" and no individual stockholder has the right to receive any direct recovery from the Settlement.  The Settlement, if approved by the Court, will fully and finally resolve the issues raised in the Action.  Upon entry of the Final Judgment, all of Plaintiffs' Released Claims against the Defendants shall be dismissed with prejudice and the Released Persons shall be released from the Released Claims.
If you are a record or beneficial holder of ESSI securities as of September 21, 2020, your rights will be affected by this Settlement, including the release and extinguishment of derivative claims you may possess on behalf of and for the benefit of ESSI.  Any Current ESSI Shareholder may appear at the Settlement Hearing and show cause, if he, she, or it has any reason why the Settlement of the Action embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should or should not be entered, or why the Fee and Expense Amount should not be awarded (an "Objection").  Shareholders cannot ask the Court to order a different settlement; the Court can only approve or reject the Settlement.
To object, the stockholder must: (a) file a written Objection stating name, legal address and telephone number, the case name and number (In re Eco Science Solutions, Inc. Shareholder Derivative Litigation, Lead Civil No. 1:17-cv-00530-LEK-WRP (D. Haw.)) and stating all reasons for the Objection; (b) give proof that he, she, or it is a shareholder of record or beneficial owner of ESSI common stock and was a shareholder of record or beneficial owner of ESSI common stock as of  September 21, 2020, including the number of shares and documentary
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evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such Objection, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three years.  Any written Objection shall be filed with the Clerk of the Court at least fourteen (14) business days prior to the Settlement Hearing, at the below address:
CLERK OF COURT
United States District Court
District of Hawaii
300 Ala Moana Blvd C-338
Honolulu, HI 96850
By the same date, copies of all such papers must also be received by each of the following persons:
Counsel for Plaintiff Ian Bell:
ROBBINS LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
SHANE P. SANDERS
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Counsel for Plaintiff Marc D'Annunzio:
LAW OFFICES OF BETH A. KELLER, P.C.
BETH A. KELLER
118 N Bedford Rd Ste 100
Mount Kisco, NY 10549
Telephone: (914) 752-3040

Counsel for Plaintiffs Ian Bell and Marc D'Annunzio:
WEINBERG, ROGER & ROSENFELD
ASHLEY K. IKEDA 2955-0
JERRY P.S. CHANG 6671
Central Pacific Plaza
220 South King Street, Suite 901
Honolulu, HI 96813
Telephone: (808)528-8880
Facsimile: (808) 528-8881
aikeda@unioncounsel.net
jchang@unioncounsel.net
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Counsel for Defendants and ESSI:
GREENBERG TRAURIG, LLP
JOEL MAX EADS
KATHLEEN M. KLINE
1717 Arch Street, Suite 400
Philadelphia, PA 19103
Telephone: (215) 988-7856
Facsimile: (215) 988-7801

GREENBERG TRAURIG, LLP
MIRIAM G. BAHCALL
77 West Wacker Street, Suite 3100
Chicago, IL 60601
Telephone: (312) 476-5135
Facsimile: (312) 899-0437

MILLER SHEA LLLC
PATRICK K. SHEA 8387
1001 Bishop Street, Suite 2925
Honolulu, HI 96813
Telephone: (808) 536-2442
patrick@millershealaw.com

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ______, 2020.  Unless the Court otherwise directs, any Current ESSI Shareholder who does not make his, her, or its Objection in the manner provided in the preceding paragraph of this Summary Notice shall be deemed to have waived such Objection, shall be bound by the Final Order and Judgment, and shall forever be foreclosed from making any objections to the Settlement or making any objections to the fairness and reasonableness of the Fee and Expense Amount.
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PLEASE DO NOT TELEPHONE THE COURT, COURT CLERK'S OFFICE, OR ANY REPRESENTATIVE OF ESSI REGARDING THIS NOTICE. ALL INQUIRIES SHOULD BE MADE TO PLAINTIFFS' COUNSEL.

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF HAWAII
IN RE ECO SCIENCE SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Civil No. 1:17-00530-LEK-WRP (Consolidated with No. 1:18-cv-00016)
This Document Relates To: ALL ACTIONS	EXHIBIT E [PROPOSED] ORDER AND FINAL JUDGMENT
This matter came before the Court for hearing on ____________, 2020, to consider approval of the proposed settlement ("Settlement") set forth in the Stipulation of Settlement dated September 21, 2020, and the exhibits thereto (the "Stipulation").  The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement.  Good cause appearing therefore, the Court enters this Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Action, including all maters necessary to effectuate the Settlement, and over all Settling Parties to the Action, including plaintiffs Ian Bell and Marc D'Annunzio, Current ESSI Shareholders, ESSI and the Individual Defendants.
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3. The Court finds that the Notice provided to ESSI shareholders constituted the best notice practicable under the circumstances.  The Notice satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court finds that the Settlement as set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of ESSI and its shareholders.

5. Coterminous with the date of this Judgment, and pursuant to the terms of the Settlement, A. Carl Mudd ("Mudd") or such other individual with similar background and qualifications as may be agreed to by the parties in the event that Mr. Mudd is unavailable or unwilling to serve, is hereby appointed Ombudsman, as defined and on the terms set forth in the Stipulation.  Pursuant to the Stipulation, the Ombudsman is delegated all necessary powers and plenary authority of the Board to ensure the full and faithful adoption, implementation, and operation of the corporate governance reforms set forth in Exhibit A to the Stipulation.  The Ombudsman shall retain these powers and authority for the duration of the Effective Term, or until the Board is fully reconstituted as set forth in paragraph 2.4 of the Stipulation, at which time these powers and plenary authority shall revert to the Board.  The Ombudsman shall serve as Chairman of the Board for the entire Effective Term.  In the event the Ombudsman is unwilling or unable to so serve, the remaining members of the reconstituted Board shall take all necessary steps to recruit, vet, and appoint a new independent (as defined by Nasdaq, Inc. Listing Rule 5605(a)(2)) non-employee director with similar background and qualifications, who shall stand for election at the next regularly scheduled meeting of the shareholders.  In connection with his role as Ombudsman, the Ombudsman shall be afforded the maximum legal protections that may be afforded to individuals serving as "special masters" appointed by this Court under Rule 53 of the Federal Rules of Civil Procedure.
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6. The Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice.  The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

7. Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and shall forever be barred and enjoined from initiating, instituting, commencing maintaining, or prosecuting any and all Released Claims against any Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. "Released Claims" means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, whether based on federal, state, or local statutory or common law or any other law, rule or regulation, including potential or actual liabilities, known and Unknown Claims (as defined in paragraph 1.27 of the Stipulation), potential or actual, that were or could have been asserted derivatively on behalf of ESSI, by Plaintiffs, any other shareholder of ESSI or any Person standing or purporting to stand in ESSI's shoes, against any of the Released Persons that arise out of, concern or in any way relate to: (i) the allegations, transactions, facts, matters, events, disclosures, non-disclosures, statements, occurrences, representations, acts or omissions or failures to act that have been or could have been alleged or asserted in the Action; (ii) the Settlement, except for any claims to enforce the Settlement; or that (iii) would have been barred by res judicata had the Action been fully litigated to a final judgment.  Excluded from the term "Released Claims" are all claims alleged in the pending securities class action captioned In re Eco Science Solutions, Inc. Securities Litigation, Case No. 1:17-cv-03707 (D.N.J.).
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9. Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs' Counsel and their Related Persons from all Released Defendants' Claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims.  Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

10. During the course of the litigation, including the filing of the complaints, the parties and their counsel at all times complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and consistent with  applicable laws and rules of professional conduct.

11. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by the Settling Parties or any other Person as a presumption, a concession, or an admission of, or evidence of, any fault, wrongdoing, or liability of the Settling Parties or Released Persons, or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.

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12. The Released Persons may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment: (a) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (b) in furtherance of the Settlement contemplated in the Stipulation; and (c) in any action to enforce the Settlement.

13. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.  In the event the Effective Date does not occur, pursuant to paragraph 6.1 of the Stipulation, (unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation), then the Stipulation shall be canceled and terminated subject to paragraph 6.3 and this Judgment shall be vacated and, unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.  If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of September 21, 2020; (b) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (c) any portion of the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned within thirty (30) calendar days and the Note (Stipulation, Exhibit G) shall be deemed cancelled; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.  In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.
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14. The Court hereby approves the Fee and Expense Amount in accordance with the Stipulation and finds that the Fee and Expense Amount is fair and reasonable.  No other fees, costs, or expenses may be awarded to Plaintiffs' Counsel in connection with the Settlement.  The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

15. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

16. This Judgment is a final judgment and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation.  Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HONORABLE LESLIE E. KOBAYASHI
U. S. DISTRICT JUDGE
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Exhibit F
PROMISSORY NOTE

Borrower:	Eco Science Solutions, Inc. of 1135 Makawao Ave Suite 103-188, Makawao, HI 96768 (the "Borrower")
Lender:	Robbins LLP of 5040 Shoreham Place, San Diego, CA 92122 (the "Lender")
Principal Sum:      $350,000.00 USD
1.
FOR VALUE RECEIVED, Borrower promises to pay to Lender at such address as may be provided in writing to Borrower, the Principal Sum of $350,000.00 USD, with interest payable on the unpaid principal at the rate of 6.00 percent per annum, calculated monthly (the "Interest Sum").

2.
PAYMENT AND DUE DATE.  Borrower will pay to Lender the entire Principal Sum of $350,000.00 USD and the entire Interest Sum on or before exactly three years from the date of Final Settlement Approval, as defined in the Stipulation of Settlement filed in the action captioned In re Eco Science Solutions, Inc. Shareholder Derivative Litigation, Lead Civil No. 1:17-cv-00530-LEK-WRP (ECF. No. __) ("Stipulation").  At any time while not in default under this Note, Borrower may pay the outstanding balance then owing under this Note to Lender without further bonus or penalty.

3.
FAILURE TO PAY.  If Lender has not received the full amounts owed on or before the Due Date, or in the Event of Default, all principal and interest set forth in this Note will become immediately due and collectible, and the interest shall double (i.e., to 12 percent per annum, calculated monthly) (the "Default Interest Amount") until all amounts owed hereunder are paid in full.

4.	COLLECTION COSTS. If any payment obligation under this Note is late, Borrower promises to pay all costs of collection, including Lender's reasonable attorneys' fees and costs.

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5.
EVENT OF DEFAULT.  The occurrence of one or more of the following constitutes an Event of Default under this Note: (i) Borrower fails to pay the Principal Sum and the Interest Amount and any other sums owed hereunder when due; (ii) Borrower files bankruptcy, becomes insolvent, or is otherwise unable to pay its debts as they come due; (iii) an application for the appointment of a receiver for Borrower is made; or (iv) Borrower fails to comply with any obligations under the terms of this Note.  If an Event of Default occurs, Lender will be permitted to pursue all available rights and remedies allowed by this Note or available at law or in equity.

6.
PRIORITY.  As security for Borrower's obligation to pay Lender in full, Borrower will provide Lender with a perfected all assets lien on Borrower's assets with the priority set forth herein.  In the event Borrower files for bankruptcy or upon the occurrence of any other Event of Default, Borrower's obligations under this Note shall have priority over: (i) any debts or obligations owed by Lender to Gannon Giguere ("Giguiere") and/or Giguiere's alter egos, affiliates or affiliated persons, or entities controlled or majority owned by Giguiere and any heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other individual or entity in which Giguiere has a controlling interest; (ii) any debts or obligations owed to any of Defendants' Counsel as defined in the Stipulation; and (iii) any debts or obligations incurred by Borrower after Final Settlement Approval as defined in the Stipulation (the "Subordinate Obligations").  The Subordinate Obligations shall be subordinated to the obligations of Borrower to pay Lender all sums due under this Note.  Borrower shall give due notice and make any filings and recordings as may be necessary to perfect and maintain the priority of Lender's claims, rights and privileges under this Note.

7.
REMEDIES.  At the election of Lender, and upon notice to Borrower, the Principal Sum, the Interest Amount, any Default Interest Amount, and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default.  Failure to exercise this option shall not constitute a waiver of the right to exercise same at any later time or in the event of any subsequent Event of Default.  No delay or omission by Lender in exercising any right hereunder shall operate as a waiver of such right or remedy.  None of the provisions hereof and none of the rights of Lender shall be deemed to have been waived by acceptance of any past due amount or by any other indulgence granted to Borrower.  No holder hereof shall be deemed by any act or omission to waive any of its rights, remedies or powers hereunder, unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth in such writing.

8.
NOTICES.  Any notice that must be given Borrower under this Note shall be given by delivery or certified mailing to Borrower at Borrower's address above or to the most current address of which Borrower has provided written notice.  Any notice that must be given Lender under this Note shall be given by delivery or certified mailing to Lender at Lender's address above or to the most current address of which Lender has provided written notice.  Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

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9.
SUCCESSORS AND ASSIGNS.  The terms and conditions of this Note shall inure to the benefit of and shall be binding upon the successors, assigns, heirs, survivors, executors, administrators, and personal representatives of Borrower and Lender.

10.
SEVERABILITY.  If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

11.
GOVERNING LAW.  This Note is governed and controlled as to validity, construction, enforcement, effect, and in all other respects, by the statutes, laws, and decisions of the State of California, without regard to that state's conflicts of laws provisions.  Any action brought under this Note may venue only in the United States District Court for the District of Hawaii or in the Superior Court of the State of California, County of San Diego.

12.
WAIVERS OF DEFENSES.  Borrower waives every present and future defense (other than the defense of full payment), cause of action, counterclaim, or setoff which Borrower may now have or hereafter may have to any action by Lender in enforcing this Note.  This provision is a material inducement for the Lender entering into this agreement and granting any financial accommodation to Borrower.

IN WITNESS WHEREOF the Borrower has duly affixed its signature by a duly authorized officer under seal on this ____ day of _______, 2020.

SIGNED, SEALED, AND DELIVERED this ____ day of _______, 2020.	Eco Science Solutions, Inc. Per: ______________________(SEAL)

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